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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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The Shaw Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4171 ESSEN LANE
BATON ROUGE, LOUISIANA 70809
NOTICE OF THE 2006 ANNUAL MEETING
OF SHAREHOLDERS
      Our 2006 Annual Meeting of Shareholders will be held at The Shaw Center for the Arts, 100 Lafayette Street, Baton Rouge, Louisiana, on January 27, 2006, at 9:00 a.m. Central Standard Time to consider and act upon:

(1) election of eight members to our Board of Directors, each for a one-year term;

(2) a proposal to ratify the appointment of Ernst & Young LLP as our independent auditors;

(3) a proposal to approve an amendment to our 2001 Employee Incentive Compensation Plan to increase by 4,000,000, the number of shares of our common stock reserved for issuance under the Plan;

(4) a proposal to approve the 2005 Non-Employee Director Stock Incentive Plan; and

(5) any other business as may properly come before the Annual Meeting and any adjournments thereof.
      Our Board of Directors has fixed the close of business on December 1, 2005, as the record date to determine our shareholders who are entitled to vote at the Annual Meeting.
      Your proxy card is enclosed. We cordially invite you to attend the Annual Meeting, but if you do not expect to attend or if you plan to attend but it is more convenient for the designated proxies to vote your shares, please execute, date and return the enclosed proxy card to us in the enclosed postage-paid envelope as soon as possible to ensure that your shares will be voted at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Gary P. Graphia, Secretary
December 19, 2005
Baton Rouge, Louisiana
IMPORTANT
TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE INDICATE YOUR WISHES, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, FOR WHICH A RETURN ENVELOPE IS PROVIDED.

PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
PROPOSAL 1 -- ELECTION OF DIRECTORS
CORPORATE GOVERNANCE MATTERS
OUR EXECUTIVE MANAGEMENT TEAM
COMPENSATION OF OUR HIGHEST PAID EXECUTIVES
PROPOSAL 2 -- TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS
PROPOSAL 3 -- TO APPROVE AN AMENDMENT TO OUR 2001 EMPLOYEE INCENTIVE COMPENSATION PLAN TO INCREASE BY 4,000,000, THE NUMBER OF SHARES OF OUR COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN
PROPOSAL 4 -- TO APPROVE THE 2005 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN
APPENDIX A
APPENDIX B
APPENDIX C

THE SHAW GROUP INC.®
4171 Essen Lane
Baton Rouge, Louisiana 70809
PROXY STATEMENT
      Our Board of Directors has sent you this Proxy Statement and the accompanying proxy to solicit your vote for our 2006 Annual Meeting of Shareholders to be held on January 27, 2006, at 9:00 a.m. Central Standard Time, at The Shaw Center for the Arts, 100 Lafayette Street, Baton Rouge, Louisiana. Only our shareholders of record at the close of business on December 1, 2005, will be entitled to notice of, and to vote at, the Annual Meeting. We anticipate that this Proxy Statement and the accompanying proxy will be first mailed to our shareholders on or about December 19, 2005.
      Unless we have indicated otherwise or the context otherwise requires, references in this Proxy Statement to “Shaw,” “Company,” “we,” “us” and “our” or similar terms are to The Shaw Group Inc.
General
      The purpose of the Annual Meeting is to consider and act upon the matters that are set forth in the accompanying Notice of the Annual Meeting. Holders of shares having a majority of the voting power of our common stock, no par value, issued and outstanding and entitled to vote at the Annual Meeting must be present in person or by proxy for a quorum to be present at the Annual Meeting. Shares held by each shareholder who signs and returns the enclosed form of proxy will be counted, in accordance with the voting procedures outlined in this Proxy Statement and in our articles of incorporation, for purposes of determining the presence of a quorum at the Annual Meeting, whether or not a shareholder abstains on any or all matters to be acted on at the Annual Meeting. Abstentions will count towards the calculation of a quorum. Broker non-votes (which result when a broker or nominee holding shares for a beneficial owner lacks discretionary power to vote and has not received specific voting instructions from the beneficial owner) will be counted towards fulfillment of quorum requirements. You may revoke your proxy at any time before it is voted at the meeting by giving written notice to our Secretary or by providing a later-dated proxy or by voting in person at the Annual Meeting.
      At the Annual Meeting, our shareholders will consider and elect eight members to our Board of Directors. The enclosed form of proxy provides a means for you to vote for all the listed nominees for director, to withhold authority to vote for one or more of the nominees or to withhold authority to vote for all of the nominees. Article III of our by-laws provides that directors are elected by a plurality of the votes cast. The eight nominees receiving the most votes will be elected as members of the Board of Directors. There is no cumulative voting. The withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality, and will have no effect on the results of the election of directors.
      The enclosed form of proxy also provides a means for you to vote for, against or abstain from voting on a proposal to ratify the Company’s appointment of Ernst & Young LLP as the Company’s independent auditors (“Proposal 2”). The affirmative vote of a majority of the voting power of our common stock, present in person or represented by proxy and entitled to vote at the meeting, is required for approval of Proposal 2. An abstention with respect to Proposal 2 will have the effect of a vote against it. Broker non-votes will be treated as shares not present and not entitled to vote with regard to Proposal 2.
      The enclosed form of proxy also provides a means for you to vote for, against or abstain from voting on a proposal to approve an amendment to our 2001 Employee Incentive Compensation Plan (“Proposal 3”). The affirmative vote of a majority of the voting power of our common stock, present in person or represented by proxy and entitled to vote at the meeting, is required for approval of Proposal 3. An abstention with respect to Proposal 3 will have the effect of a vote against it. Broker non-votes will be treated as shares not present and not entitled to vote with regard to Proposal 3.
      The enclosed form of proxy also provides a means for you to vote for, against or abstain from voting on a proposal to approve our 2005 Non-Employee Director Stock Incentive Plan (“Proposal 4”). The affirmative vote of a majority of the voting power of our common stock, present in person or represented by proxy and entitled to vote at the meeting, is required for approval of Proposal 4. An abstention with respect to Proposal 4 will have the effect of a vote against it. Broker non-votes will be treated as shares not present and not entitled to vote with regard to Proposal 4.
      Approval of any other matters will require the affirmative vote of a majority of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, an abstention will have the same effect as a vote against any such other matter.
      If you properly execute and duly return your proxy card but do not indicate how you wish to vote, your shares will be voted FOR the election of the eight director nominees, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4, and in the proxies’ discretion on any other matter that may be properly brought before the meeting or any adjournment of the meeting.
      We will pay for the cost of preparing, assembling, printing and mailing this Proxy Statement, the form of proxy and the Notice of the Annual Meeting. In addition to solicitation of proxies through mailings, proxies may also be solicited personally by certain of our directors, officers and employees, and no additional compensation will be paid to these individuals. Proxies will also be solicited by Georgeson Shareholder Services, Inc., whose fee of approximately $6,000 plus out-of-pocket expenses will be paid by us. We will also supply brokers or persons holding stock in their names or in the names of their nominees with such number of proxies, proxy materials and annual reports as they may require for mailing to beneficial owners and will reimburse them for their reasonable expenses incurred in connection therewith.
      As of November 30, 2005, we had issued and outstanding and entitled to vote approximately 79,269,486 shares of common stock, including 807,762 shares of restricted stock entitled to vote. Our only outstanding class of voting securities is our common stock.
      Our principal executive offices are located at 4171 Essen Lane, Baton Rouge, Louisiana, 70809, and our telephone number is (225) 932-2500. Our website address is http://www.shawgrp.com.
Voting Rights of Our Common Stock
      Article IV of our articles of incorporation provides generally that each outstanding share of our common stock will entitle its holder to five votes, except that holders of outstanding shares of common stock with respect to which there has been one or more specified changes in beneficial ownership during the four years immediately preceding December 1, 2005, which is the record date for the Annual Meeting, will be entitled to only one vote per share. Based upon these provisions of our articles, shares owned on or before December 1, 2001, and as to which there have been no such specified changes in beneficial ownership since December 1, 2001, will entitle the holder thereof to five votes per share. The actual voting power of each holder of common stock will be based on stock ownership on the record date as set forth in our shareholder records. You should refer to the section of this Proxy Statement entitled “Confirmation of Beneficial Ownership” for a more detailed discussion of (i) the provisions of our articles of incorporation relating to your voting rights and the manner we will determine your voting rights; and (ii) certain procedures you should follow to confirm to us your beneficial ownership of shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND MANAGEMENT
      The following table sets forth certain information regarding the ownership of our common stock as of November 30, 2005 (except as otherwise noted), with respect to:

•	each director and each nominee for director;

•	each of our executive officers whose compensation information is disclosed under the heading “Executive Compensation;”

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, known by us to own beneficially more than 5% of the outstanding shares of common stock.
      The following shareholders have sole voting and investment power with respect to shares beneficially owned by them, except to the extent that authority is shared by spouses under applicable law, or as otherwise noted. The address for each of the following individual shareholders is c/o The Shaw Group Inc., 4171 Essen Lane, Baton Rouge, Louisiana 70809. The addresses of the other shareholders are as noted below.

			Percent of
	Beneficial	Ownership	Voting
Directors, Nominees & Named Executive Officers	Shares	Percentage	Power(18)

J.M. Bernhard, Jr.(1)	2,956,042	3.54%	8.93%
T.A. Barfield, Jr.(2)	432,923	*	*
Robert L. Belk(3)	481,502	*	*
James F. Barker(4)	3,890	*	*
L. Lane Grigsby(5)	35,200	*	*
Daniel A. Hoffler	5,000	*	*
David W. Hoyle(6)	69,500	*	*
Albert D. McAlister(7)	151,604	*	*
Charles E. Roemer, III(8)	6,750	*	*
John W. Sinders, Jr.(9)	90,000	*	*
David L. Chapman(10)	93,750	*	*
Ebrahim Fatemizadeh(11)	111,230
Dorsey Ron McCall(12)	56,250	*	*
All executive officers, directors and director nominees as a group (16 persons)(13)	4,804,796	5.75%	11.82%
Other Persons
Fidelity Investments(14)	11,232,100	13.46%	12.62%
801 Boylston Street
Boston, Massachusetts 02116
Tontine Partners, L.P.(15)	5,900,900	7.07%	6.63%
200 Park Avenue, Suite 3900
New York, New York 10166
Ziff Asset Management, L.P.(16)	4,732,953	5.67%	5.32%
283 Greenwich Avenue
Greenwich, Connecticut 06830
Dimensional Fund Advisors(17)	4,405,058	5.28%	4.95%
1299 Ocean Avenue
Santa Monica, California 90401

*	less than 1%

(1)	Includes 1,010,201 option shares of which Mr. Bernhard may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days of November 30, 2005, and 248,360 shares of unvested restricted stock which Mr. Bernhard is entitled to vote.

(2)	Includes 160,026 option shares of which Mr. Barfield may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days of November 30, 2005, and 112,576 shares of unvested restricted stock which Mr. Barfield is entitled to vote.

(3)	Includes 284,940 option shares of which Mr. Belk, may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days of November 30, 2005, and 52,425 shares of unvested restricted stock which Mr. Belk is entitled to vote, but does not include 6,000 shares separately owned by Mr. Belk’s spouse which Mr. Belk has disclaimed.

(4)	Includes 2,750 option shares of which Mr. Barker may be deemed to be beneficial owner as a result of rights he may exercise to acquire beneficial ownership within 60 days of November 30, 2005.

(5)	Includes 13,500 option shares of which Mr. Grigsby may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days of November 30, 2005.

(6)	Includes 6,250 shares beneficially owned by Senator Hoyle’s spouse and 21,500 option shares of which Senator Hoyle may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days of November 30, 2005.

(7)	Includes 225 shares beneficially owned by Mr. McAlister’s spouse and 14,500 option shares of which Mr. McAlister may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days of November 30, 2005.

(8)	Includes 6,750 option shares of which former Governor Roemer may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days of November 30, 2005.

(9)	Includes 20,000 option shares of which Mr. Sinders may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days of November 30, 2005.

(10)	Includes 93,750 option shares of which Mr. Chapman may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days of November 30, 2005.

(11)	Includes 35,675 option shares of which Mr. Fatemizadeh may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days of November 30, 2005, and 28,327 shares of unvested restricted stock which Mr. Fatemizadeh is entitled to vote.

(12)	Includes 56,250 option shares of which Mr. McCall may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days of November 30, 2005.

(13)	Includes 6,475 shares owned of record by spouses of executive officers and directors and 2,078,119 option shares of which executive officers and directors may be deemed to be the beneficial owners as a result of rights they may exercise to acquire beneficial ownership within 60 days of November 30, 2005, and 478,595 shares of unvested restricted stock which the executive officers and directors are entitled to vote.

(14)	Number of shares beneficially owned by Fidelity Investments as reported with the Securities and Exchange Commission and confirmed with Georgeson Shareholder Services, Inc. on November 30, 2005.

(15)	Number of shares beneficially owned by Tontine Partners, L.P. as reported with the Securities and Exchange Commission and confirmed with Georgeson Shareholder Services, Inc. on November 30, 2005.

(16)	Number of shares beneficially owned by Ziff Asset Management as reported with the Securities and Exchange Commission and confirmed with Georgeson Shareholder Services, Inc. on November 30, 2005.

(17)	Number of shares beneficially owned by Dimensional Fund Advisors as reported with the Securities and Exchange Commission and confirmed with Georgeson Shareholder Services, Inc. on November 30, 2005.

(18)	Based upon information contained in our stock records as of the record date, or other information that is otherwise available to us as of the date of this Proxy Statement.

PROPOSAL 1 — ELECTION OF DIRECTORS
Nominees
      The number of directors has been reduced from a total of nine to eight. The Nominating and Corporate Governance Committee has recommended to our Board, and our Board has unanimously nominated, eight individuals for election as directors at the Annual Meeting. Each of the director nominees is presently one of our directors, except for Mr. Daniel A. Hoffler. The chief executive officer of a Fortune 500 company introduced our Chief Executive Officer and Chief Financial Officer to Mr. Hoffler. These officers subsequently submitted Mr. Hoffler’s name to the Nominating and Corporate Governance Committee for consideration as a Board nominee. Mr. Barfield and Mr. Belk have not been re-nominated for election to the Board.
      Each director nominee is to be elected for a one-year term and to serve until the next Annual Meeting of Shareholders or until his successor is elected and has been qualified; provided, however, that if the number of directors is ever increased to twelve or more, then, pursuant to Article III, Section 2 of our by-laws, at the next shareholders’ meeting at which directors are to be elected, the Board of Directors will be divided into three classes, and directors will serve staggered three year terms.
      The enclosed form of proxy provides the proxies with discretionary power with respect to the election of the nominees for director listed in this Proxy Statement, but does not provide the proxies with any authority to vote for the election of any person as a director other than the persons named in this Proxy Statement unless, for some reason we do not know as of the date hereof, one or more of the nominees should become unavailable. In that event, we intend that the proxies would vote for one or more substitute nominees designated by our Board prior to the Annual Meeting. Our Board has no reason to believe that any director nominee will be unable or unwilling to serve. To be elected as a director, a nominee must receive a plurality of the votes cast at the Annual Meeting by the holders of common stock. The eight nominees receiving the most votes will be elected as members of our Board. The name, age, principal occupation or employment and other data regarding each director nominee, based on information provided to us by the nominee, are set forth below:

J. M. Bernhard, Jr., age 51, our founder, has been our Chief Executive Officer and a director since our inception in August 1987. Mr. Bernhard served as our President from our inception until September 2003 and has been Chairman of our Board of Directors since August 1990. Mr. Bernhard has spent over 22 years in the pipe fabrication business. Immediately prior to his positions with us, Mr. Bernhard was Vice President and General Manager of Sunland Services, a pipe fabrication company, and served on the Board of Directors of Barnard and Burk Engineers & Constructors.

James F. Barker, age 58, has served as one of our directors since January 2004. Mr. Barker is the president of Clemson University, having been appointed as Clemson’s 14th president in October 1999. He earned his bachelor of architecture degree from Clemson in 1970 and his master of architecture and urban design degree from Washington University in St. Louis in 1973. Before returning to Clemson in 1986 to serve as dean of the College of Architecture, he was dean of the School of Architecture at Mississippi State University. In 1995, he became dean of Clemson’s new College of Architecture, Arts and Humanities. At Clemson, Mr. Barker co-founded the S.C. Design Arts Partnership to support community design outreach projects, initiated the Charleston Architecture Center, established the University’s Arts in April program, and developed a Mayors’ Institute to help city leaders learn how to manage issues related to growth and development. Mr. Barker is a recipient of the National Distinguished Professor Award of the Association of Collegiate Schools of Architecture and served as president of that association. He was named Fellow of the American Institute of Architects and has also been a partner in an architectural practice.

L. Lane Grigsby, age 63, has served as one of our directors since January 1995. Mr. Grigsby is Chairman of the Board of Directors of Cajun Constructors, Inc., for which he also served as President and Chief Executive Officer from April 1973 until June 1994. He has over 30 years of experience in the industrial construction industry. He also serves as an officer or director for several industry and charitable organizations, including the Associated Builders and Contractors and the Louisiana Association of Business and Industry.

Daniel A. Hoffler, age 51, is a new nominee for director this year. Mr. Hoffler is the founder and Chairman of the Board of Directors of Armada Hoffler, one of the premier commercial real estate development and construction organizations in Virginia. Before founding Armada Hoffler over 25 years ago, Mr. Hoffler was employed as Vice President of Marketing for Eastern International, Inc. Prior to that Mr. Hoffler was employed as a Regional Manager for Dun and Bradstreet. From 1992 through 1996, Mr. Hoffler served on the University of Virginia Board of Visitors. In 1987, he was chosen as the Outstanding Citizen of Hampton Roads, Virginia. In 1986, Mr. Hoffler was appointed to a five-year term to the Virginia Governor’s Advisory Board for Industrial Development for the Commonwealth of Virginia. Mr. Hoffler received his Bachelor of Science degree in Business Administration from Campbell University in North Carolina.

David W. Hoyle, age 66, has served as one of our directors since January 1995. For the past 16 years, he has been self-employed, primarily as a real estate developer. He has been a member of the Senate Chamber of the North Carolina General Assembly since 1992. Senator Hoyle is the Chairman of the Board of Directors of Citizens South Banking Corporation, a bank holding company, and is Chairman of the Board of Directors of its wholly-owned subsidiary, Citizens South Bank. Senator Hoyle also serves as a director of several private corporations as well as of several civic, educational and charitable organizations.

Albert D. McAlister, age 54, has been one of our directors since April 1990. Since 1975, Mr. McAlister has been a partner in the law firm of McAlister & McAlister, P.A. in Laurens, South Carolina. He served as Chairman of the Democratic Party in South Carolina from 1990 until 1994.

Charles E. Roemer, III, age 62, has served as one of our directors since January 2003. Governor Roemer served as Governor of the State of Louisiana from 1988 to 1992. In 1980, Governor Roemer was elected to the United States Congress to represent the 4th Congressional District of Louisiana, and served in that position for seven years. Governor Roemer co-founded and served as the President and CEO of The Business Bank until its sale in December 2004. Governor Roemer presently serves as the President and Chief Executive Officer of Business First Bank, a community bank with a business focus, and Chairman of CRSA, a Memphis, Tennessee based senior housing consultant and developer. In 1999, Governor Roemer co-founded each of FG Group, L.L.C. a trading company between enterprises in the Far East and the United States and Bio-Prep, which specializes in the design and direct sale of information packages and protective kits for protection of individuals against bio-terrorist attacks. In 1998, he formed Roemer Development, a company designing, building and operating continuous care retirement communities in not-for-profit association with colleges and universities.

John W. Sinders, Jr., age 51, has served as one of our directors since March 1995. He has served as Managing Director of Jefferies & Company, Inc., an investment banking firm, since November 2001. He served as Managing Director of RBC Dominion Securities Corporation, an investment banking firm, from August 1999 to November 2001. From 1993 until 1999, Mr. Sinders served as an Executive Vice President of Jefferies & Company, Inc. Mr. Sinders served as a Managing Director of Howard Weil Labouisse Friedrichs Incorporated, an investment banking firm, from 1987 until 1993. He was a member of the Board of Directors of Howard Weil from 1990 until 1993. Prior to joining Howard Weil, he was a partner with the McGlinchey, Stafford law firm in New Orleans, Louisiana.

Required Vote
      The eight nominees receiving the most votes cast at the Annual Meeting will be elected to our Board of Directors. The enclosed form of proxy provides a means for the shareholders to vote for all of the listed nominees for director, to withhold authority to vote for one or more of the nominees or to withhold authority to vote for all of the nominees. Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein.

      OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE EIGHT NOMINEES FOR DIRECTOR.
CORPORATE GOVERNANCE MATTERS
      Set forth below in question and answer format is a summary of certain of our corporate governance policies and practices, some of which may have been modified since last year’s Annual Meeting.
                   Does Shaw have Corporate Governance Principles?
      Yes, our Board has formally adopted Principles on Corporate Governance to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to assure that the Board is focused on shareholder value. Our Principles on Corporate Governance set forth the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, CEO performance and succession planning, and board committees and compensation. A summary of those principles is set forth below. You may find a copy of our current Principles on Corporate Governance on our website at http://www.shawgrp.com.
                   How many independent directors does Shaw have?
      Our Board of Directors has determined that a majority of Shaw’s directors qualify as independent directors pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), and the corporate governance standards applicable to companies listed on the New York Stock Exchange and Shaw’s Principles of Corporate Governance. In determining independence, each year our Board of Directors affirmatively determines whether directors have no “material relationship” with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). When assessing the “materiality” of a director’s relationship, our Board considers all facts and circumstances, not just from the director’s viewpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency and regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to us as those prevailing at the time from unrelated third parties for comparable transactions. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. Applying this analysis, our Board has determined that the following directors qualify as independent, because they have no relationship with us (other than being a director and/or shareholder of ours): James F. Barker, David W. Hoyle, Charles E. Roemer, III and John W. Sinders, Jr. The Board has also determined that Albert D. McAlister qualifies as independent because he has only an immaterial relationship with us in that he participates in our health plan. Mr. McAlister pays the premiums to receive family coverage under our health plan. The basis for the Board’s determination that this relationship with Mr. McAlister is immaterial and does not preclude an independence relationship is that Mr. McAlister, and not the Company, pays the premiums for the health insurance coverage under our health plan, and the amount of the premiums is nominal.
                   How many times did Shaw’s Board of Directors meet last year?
      Our full Board of Directors held nine meetings in fiscal 2005.
                   Did all of Shaw’s directors attend at least 75% of the meetings of the Board and their assigned committees?
      Yes, all of our directors attended at least 75% of the meetings of the Board of Directors and their assigned committees during fiscal 2005.

                   Do the non-management directors of Shaw meet during the year in executive session?
      Yes, Shaw’s non-management directors met separately at regularly scheduled executive sessions during fiscal 2005 and will continue to do so without any member of management being present. The chairman of our Nominating and Corporate Governance Committee served as presiding director at each executive session during fiscal 2005. During fiscal 2005, the non-management directors met eight times.
                   How can interested parties communicate directly with the non-management directors of Shaw?
      Interested parties wishing to contact the non-management directors of Shaw may do so by sending an e-mail to board@shawgrp.com, or by writing to them at the following address: Board of Directors, 4171 Essen Lane, Baton Rouge, Louisiana 70809. All e-mails and letters received by either of these two methods will be categorized and processed by Shaw’s Director of Internal Audit and then forwarded to Shaw’s non-management directors. For additional information, please see “Corporate Governance” on our website at http://www.shawgrp.com.
                   Do the independent directors of Shaw meet separately during the year?
      Yes, Shaw’s independent directors met separately during fiscal 2005 in non-management executive sessions as noted above. The independent directors will continue to meet in executive sessions without any members of management or any non-independent directors being present, pursuant to the rules promulgated by the New York Stock Exchange.
                   Does Shaw’s Board of Directors have any separately-designated standing committees?
      Shaw’s Board of Directors presently has four separately-designated standing committees: (1) the Audit Committee, (2) the Compensation Committee, (3) the Nominating and Corporate Governance Committee and (4) the Executive Committee. Each of these committees is composed entirely of independent directors. Independence for these purposes has the meaning described above under “Corporate Governance Matters — How many independent directors does Shaw have?”
                   What does the Audit Committee do?
      The Audit Committee assists the Board in its oversight of:

•	the integrity of Shaw’s financial statements;

•	Shaw’s compliance with legal and regulatory requirements;

•	Shaw’s systems of internal accounting and financial controls;

•	the performance of the annual independent audit of Shaw’s financial statements;

•	the independent auditor’s qualifications and independence; and

•	the performance of Shaw’s internal audit function.
      The Audit Committee also prepares an Audit Committee report in conformity with the rules of the SEC to be included in Shaw’s annual proxy statement.
                   Does the Audit Committee have a charter, and, if so, where can I find a copy?
      Yes, our Board has adopted an Audit Committee Charter. A copy of the Audit Committee Charter can be found on our website at http://www.shawgrp.com, and the information is available in print to any shareholder who requests it.
                   Who are the members of the Audit Committee?
      At present, as well as during the 2005 fiscal year, the Audit Committee members are Mr. Barker, Mr. Sinders and Governor Roemer, with Mr. Sinders serving as chairman.

                   How many meetings did the Audit Committee have last year?
      The Audit Committee held nine meetings during fiscal 2005.
                   Does the Audit Committee have an Audit Committee Financial Expert?
      Yes, the Board has determined that Mr. Sinders meets the qualifications of an audit committee financial expert as defined by the rules promulgated by the SEC.
                   What does the Compensation Committee do?
      The duties of the Compensation Committee are:

•	to review each year Shaw’s incentive compensation plans and equity-based plans and make a determination whether such compensation and benefit plans are consistent with corporate objectives (shareholders shall be given the opportunity to vote on equity-compensation plans, as required by law, applicable listing standards, and Shaw’s corporate governance principles);

•	to review, approve and report each year the CEO’s recommendations regarding:

(i)	the compensation of all officers of Shaw;

(ii)	awards under Shaw’s stock option plans and any other benefit plans of Shaw;

(iii)	the adoption of and/or major changes to major compensation policies and practices of Shaw; and

(iv)	employment agreements, severance arrangements, and change in control provisions/agreements, in each case as, when, and if appropriate;

•	to review each year and make recommendations to the Board regarding the compensation of all directors;

•	to review each year and approve corporate goals and objectives relevant to the compensation payable to the CEO, and, either as a committee or together with the other independent directors (as directed by the Board) evaluate the CEO performance in light of the goals and objectives and set the CEO compensation level based on this evaluation;

•	to produce a Compensation Committee report on executive compensation as required by the SEC, to be included in Shaw’s annual proxy statement;

•	to select, retain and terminate, in its sole discretion, independent compensation and benefits consultants and special outside counsel, as needed, to provide independent advice to the Compensation Committee with respect to the Shaw’s current and proposed executive compensation and employee benefit programs;

•	to oversee and approve the continuity planning process; and

•	to review and approve, or review and recommend to the Board for its approval of, any transaction in equity securities of Shaw, or derivatives of those equity securities, between Shaw and any officer or director of Shaw, who is subject to the reporting and short-swing liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended.
                   Does the Compensation Committee have a charter, and, if so, where can I find a copy?
      Yes, our Board has adopted the Compensation Committee Charter. A copy of the Compensation Committee Charter can be found on our website at http://www.shawgrp.com, and is available in print to any shareholder who requests it.

                   Who are the members of the Compensation Committee?
      At the present, as well as during the 2005 fiscal year, the Compensation Committee consisted of Mr. McAlister and Governor Roemer, with Mr. McAllister serving as chairman.
                   How many meetings did the Compensation Committee have last year?
      The Compensation Committee held nine meetings during fiscal 2005.
                   What does the Nominating and Corporate Governance Committee do?
      The functions of the Nominating and Corporate Governance Committee include the following:

•	to assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for election at the annual meeting of shareholders or for appointment to fill vacancies;

•	to recommend to the Board director nominees for each committee of the Board;

•	to advise the Board about appropriate composition of the Board and its committees;

•	to advise the Board about and recommend appropriate corporate governance practices and to assist the Board in implementing these practices;

•	to assist the Board in its annual review of the performance of the Board and its committees;

•	to direct all matters relating to succession of the CEO of Shaw; and

•	to perform such other functions as the Board may assign to the Committee from time to time.
                   Does the Nominating and Corporate Governance Committee have an established policy governing director nominations?
      Yes, the Nominating and Corporate Governance Committee has a policy governing director nominations. In considering candidates for the Board, the Committee considers the entirety of each candidate’s credentials. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board may vary in light of its composition and the Committee’s perceptions about future issues and needs. However, while the Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the Committee may consider, among other factors, diversity, age, skill, experience in the context of the needs of the Board, independence qualifications, whether prospective nominees have relevant business and financial experience, have industry or other specialized expertise and have high moral character.
      The Committee may consider candidates for the Board from any reasonable source, including from a search firm engaged by the Committee or shareholder recommendations (provided the procedures set forth below are followed). The Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a shareholder or not. However, in evaluating a candidate’s relevant business experience, the Committee may consider previous experience as a member of the Board.
      Shareholders or a group of shareholders may recommend potential candidates for consideration by the Committee by sending a timely written request to our Secretary at our principal executive offices, 4171 Essen Lane, Baton Rouge, Louisiana 70809. To be timely, a shareholder’s or group of shareholder’s written request shall be delivered to or mailed and received at our principal executive offices not earlier than the 150th calendar day and not later than the 120th calendar day before the first anniversary of the date of Shaw’s proxy statement released to security holders in connection with the preceding year’s annual meeting. To be in proper written form, a shareholder’s or group of shareholder’s request shall set forth in writing (i) as to each person whom the shareholder or group recommends for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person’s name, contact information, biographical information and qualifications and each person’s written consent to being named in the proxy statement as a nominee and to serving as a director if nominated and elected; and (ii) as to the shareholder or group of shareholders making the recommendation, the (x) name and address, as they appear on Shaw’s books, of each such shareholder, and (y) the class and number of our securities that each shareholder beneficially owns and the period of time each shareholder has beneficially owned the securities. Additional information may be requested from time to time by the Committee from the person recommended as a director or the shareholder or group of shareholders making the recommendation.
      The shareholder recommendation procedures described above do not preclude a shareholder of record from making nominations of directors or making proposals at any annual shareholder meeting provided they comply with the requirements set out in the Company’s bylaws and, for their proposals to be included in Shaw’s proxy, with the proxy requirements under Regulation 14A of the Securities Exchange Act of 1934, as amended.
                   Does the Nominating and Corporate Governance Committee have a charter, and, if so, where can I find a copy?
      Yes, our Board has adopted the Nominating and Corporate Governance Committee Charter. A copy of the Nominating and Corporate Governance Committee Charter can be found on our website at http://www.shawgrp.com, and is available in print to any shareholder who requests it.
                   Who are the members of the Nominating and Corporate Governance Committee?
      At the present, as well as during the 2005 fiscal year, the Nominating and Corporate Governance Committee consisted of Mr. Sinders and Senator Hoyle, with Senator Hoyle serving as chairman.
                   How many meetings did the Nominating and Corporate Governance Committee hold last year?
      The Nominating and Corporate Governance Committee held four meetings during the 2005 fiscal year.
                   What does the Executive Committee do?
      In accordance with our bylaws, the Executive Committee manages the affairs of Shaw, as necessary, between meetings of the Board. In practice, the Executive Committee meets infrequently and does not act except on matters that must be dealt with prior to the next scheduled Board meeting and in situations where the Board has not provided specific instructions.
      At present, as well as during the 2005 fiscal year, the Executive Committee consists of Mr. Bernhard, Mr. McAlister and Governor Roemer.
                   Are Shaw’s directors compensated in cash?
      All non-employee directors receive an annual retainer fee of $75,000, payable in cash in four equal quarterly installments. In addition, the Chairman of the Audit Committee receives an additional $25,000 per year fee, payable in cash in four equal quarterly installments. Each member of the Audit Committee other than the Chairman, receives an additional $5,000 per year fee, payable in cash in four equal quarterly installments. Each member of the Compensation Committee receives an additional $5,000 per year fee, payable in cash in four equal quarterly installments. Management members of our Board of Directors do not receive any additional compensation for their service as Board members.
                   Do the directors receive equity awards?
      Subject to subsequent approval by the Company’s shareholders at the 2006 Annual Meeting of the Shareholders, and to applicable laws and regulations (including securities exchange listing standards), beginning with the Company’s 2005 Annual Meeting of the Shareholders held on January 24, 2005, upon annual election or re-election to the Board of Directors, pursuant to 2005 Non-Employee Director Stock Incentive Plan (the “2005 Non-Employee Director Plan”) each non-employee director will receive additional compensation of $75,000, payable 50% in options and 50% in phantom shares of our common stock, to be awarded under a new plan for non-employee directors. The number of such options and shares of phantom stock awarded shall be determined by dividing $75,000 by the closing price of a share of our common stock on the date of such election or re-election to the Board of Directors and then dividing said value 50% into options and 50% into phantom shares. The options will vest one year from the date of award and have an exercise price equal to the fair market value on the date of award. The shares of phantom stock vest one year from the date of award entitling the non-employee director to receive of the number of shares of common stock subject to such award. In the event of approval by our shareholders at the 2006 Annual Meeting, (i) the 2005 Non-Employee Director Plan will supercede and replace our existing non-employee director stock option plan; and (ii) the awards under the 2005 Non-Employee Director Plan will supercede and replace any awards made effective as of the date of the 2005 Annual Meeting to non-employee directors under our existing non-employee director stock option plan.
      Pursuant to the existing Shaw 1996 Non-Employee Director Stock Option Plan (the “1996 Non-Employee Director Plan”), each non-employee director serving as of the effective date of the Plan (July 14, 1996) received, and each non-employee director not serving on the effective date upon his or her initial election by the shareholders receives, options to purchase 5,000 shares of our common stock. These options vest in equal 25% increments in each of the four years following the grant of such options. In addition, each non-employee director is awarded additional options to purchase 1,500 shares of common stock on an annual basis upon re-election to the Board. These options vest one year from the date of award. The exercise price for all options granted under the Plan is the closing price of a share of our common stock reported on the New York Stock Exchange on the effective date of the award. If the Company’s shareholders do not approve the 2005 Non-Employee Director Plan at the 2006 Annual Meeting, then the 1996 Non-Employee Director Plan shall remain in effect.
                   Does Shaw have a policy requiring that Board members attend annual meetings?
      We do not have a policy requiring our Board members to attend our annual meetings, although they are encouraged to do so. Four of our present Board members attended last year’s annual meeting.
                   Does Shaw have a code of ethics and conduct, and, if so, where can I find a copy?
      Yes, our Board of Directors has formally adopted The Shaw Group Inc. Code of Corporate Conduct and Insider Trading and Disclosure Policy, which applies to all of our employees, officers and directors. Our Board of Directors has also formally adopted a separate Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller and all other senior financial and accounting officers. Copies of these codes are available on our website at http://www.shawgrp.com.
                   How can I obtain printed copies of the information described above?
      We will provide printed copies of the charters of our Audit, Compensation and Nominating and Corporate Governance Committees, as well as the Code of Corporate Conduct and Insider Trading and Disclosure Policy and the Code of Ethics for Chief Executive Officer and Senior Financial Officers, to any person without charge upon request.

OUR EXECUTIVE MANAGEMENT TEAM
      The following table provides information with respect to our executive officers. Each executive officer has been elected to serve until his successor is duly appointed or elected by the Board of Directors or his earlier removal or resignation from office.

Name of Executive Officer	Age	Executive Officer Position

J.M. Bernhard, Jr.	51	Chairman of the Board of Directors and Chief Executive Officer
T.A. Barfield, Jr.	41	President and Chief Operating Officer and Interim President of Shaw Environmental & Infrastructure Division
Robert L. Belk	56	Executive Vice President, Chief Financial Officer and Treasurer
Gary P. Graphia	43	Secretary and General Counsel
David L. Chapman, Sr.	59	President, Fabrication, Manufacturing & Distribution Division
Dorsey Ron McCall	57	President, Maintenance Division
Ebrahim Fatemizadeh	56	President, Energy, Chemicals and Construction Division
Richard F. Gill	62	Executive Vice President, Chairman of the Company’s Executive Committee and President, Shaw Stone & Webster Nuclear Services Division
Dirk J. Wild	38	Senior Vice President and Chief Accounting Officer
      J.M. Bernhard, Jr. — For personal information on Mr. Bernhard, see “Election of Directors.”
      T.A. Barfield, Jr. currently serves as our President, Chief Operating Officer and Interim President of our Shaw Environmental & Infrastructure Division. Mr. Barfield currently serves and has served as one of our directors since September 2003, but has not been nominated for re-election this year. Mr. Barfield has been employed with us since 1994, and in September 2003 was named President and Chief Operating Officer. Mr. Barfield has previously served us in various capacities, including Interim President of our Environmental & Infrastructure Division, Senior Vice President of Special Projects, President of Shaw Alloy Piping Products, Inc., General Counsel and Secretary and Managing Director of Shaw U.K. Prior to joining Shaw, Mr. Barfield practiced law with Vinson & Elkins L.L.P.
      Robert L. Belk currently serves as our Executive Vice President, Chief Financial Officer and Treasurer, having held such position since he joined us in October 1998. Mr. Belk currently serves and has served as one of our directors since January 24, 2005, when he was elected by the shareholders at the 2005 Annual Meeting of the Shareholders. Mr. Belk has not been nominated for re-election this year. Prior to joining us, Mr. Belk served Ocean Energy, Inc. as its Executive Vice President of Administration from March 1998 until October 1998, as its Executive Vice President and Chief Financial Officer from June 1997 until March 1998, and as its Senior Vice President, Chief Financial Officer and Treasurer from 1993 until 1997. Prior to joining Ocean Energy, Mr. Belk was engaged in public accounting with national and local firms and as a sole-practitioner.
      Gary P. Graphia currently serves as our Secretary and General Counsel. He has been employed by us since August 1999 as Secretary and General Counsel. Prior to joining us, Mr. Graphia practiced law with Kean, Miller, Hawthorne, D’Armond, McCowan & Jarman, L.L.P. where he was a partner. Mr. Graphia entered the practice of law in 1991 after four years with TexasCommerce Bank, Houston, Texas, where he became an Assistant Vice President.
      David L. Chapman, Sr., currently serves as President of our Fabrication, Manufacturing & Distribution Division. He joined us in April 2002 as President of our Fabrication & Manufacturing Division, which is now known as the Fabrication, Manufacturing & Distribution Division. Mr. Chapman has over 33 years of experience in the industrial fabrication business. Mr. Chapman joined us from Turner Industries Group, a large industrial contracting company, where he served as President of International Piping Systems, Turner International Piping Systems, and International Painting Corporation. Prior to joining Turner in 1984, Mr. Chapman was employed by Texas Pipe Bending Company for 15 years where he served most recently as Vice President of Marketing.
      Dorsey Ron McCall currently serves as President of our Maintenance Division. He joined us in August 2002 as President of our Maintenance Division. In September 2004, Mr. McCall was appointed as President of our Maintenance & Construction Division. Mr. McCall joined Shaw from Turner Industries Group where he served for 23 years as Senior Vice President of Construction and Maintenance of the Western Division. Prior to joining Turner, Mr. McCall worked for C.F. Braun Engineers for six years.
      Ebrahim (Abe) Fatemizadeh currently serves as President of our Energy & Chemicals and Construction Division. He joined us in September 2003 as President of our Stone & Webster Power Group and in October 2003, he was appointed President of Power and Process, Engineering, Procurement and Construction of the ECM Division. In September 2004, Mr. Fatemizadeh was appointed as President of our Shaw Stone & Webster Power and Process of EPC Division. In November 2004, Mr. Fatemizadeh was appointed as President of Shaw Energy & Chemicals Division when the Power and Process, Engineering, Procurement and Construction portions of the ECM Division were given the new name of Energy & Chemicals Division. Prior to joining us, Mr. Fatemizadeh was Vice President of Fluor Corporation where he served for 15 years and was responsible for the management of global operations for Fluor’s Chemical Business Unit. Previously, Mr. Fatemizadeh was Senior Vice President of Operations and General Manager for Duke Fluor Daniel in Aliso Viejo, California.
      Richard F. Gill currently serves as Executive Vice President and Chairman of our non-director executive committee and President of our Shaw Stone & Webster Nuclear Services Division. He has been employed by us since 1997 when we acquired certain assets of MERIT Industrial Constructors, Inc. (“MERIT”) and other affiliated entities. Mr. Gill served as President of MERIT from its founding in January 1982 until the sale of its assets to us in 1997. MERIT was an industrial construction and maintenance firm based in Baton Rouge, Louisiana. Mr. Gill served as the President of Shaw Process and Industrial Group, Inc., our wholly-owned subsidiary, from March 1997 until August 1998, and as Senior Vice President in charge of International and Construction Operations from September 1998 until May 1999 and as our Chief Operating Officer until September 2003. In September 2003, Mr. Gill was appointed Executive Vice President and Chairman of our non-director executive committee. In September 2004, Mr. Gill was appointed President of our Shaw Stone & Webster Nuclear Services Division. Mr. Gill has over 33 years of experience in the industrial construction and maintenance industry.
      Dirk J. Wild currently serves as our Senior Vice President and Chief Accounting Officer. He first joined the Company in November 2001 as Vice President of Special Projects, and held such position until August 2002 when he was appointed as Senior Vice President — Financial Controls. Mr. Wild served as Senior Vice President — Financial Controls until March 2003, when he was appointed as Senior Vice President & Chief Financial Officer of the Company’s Engineering, Construction & Maintenance (“ECM”) Division. Mr. Wild served as Senior Vice President & Chief Financial Officer of the Company’s ECM Division from March 2003 until his appointment in October 2004 to the newly created position of Senior Vice President & Chief Accounting Officer. For the 12 years prior to joining the Company, Mr. Wild was employed with the former accounting firm Arthur Andersen, LLP in New Orleans, serving last as a Senior Manager.

COMPENSATION OF OUR HIGHEST PAID EXECUTIVES
      The following table shows compensation data for the last three fiscal years for our CEO and our four other most highly compensated executive officers (“Named Executive Officers”).
SUMMARY COMPENSATION TABLE

					Long Term Compensation
		Annual Compensation
					Value of
				Other Annual	Restricted	Securities		All Other
	Fiscal	Salary	Bonus	Compensation	Stock	Underlying	LTIP	Compensation
Name and Principal Position	Year	(1)(2)	(3)(4)(11)	(5)(6)(7)	Awards(8)	Options(9)	Payouts	(10)

J.M. Bernhard	2005	$1,028,772	$850,000	$291,806	$2,569,142	232,800	$—	$7,000
Chairman and CEO	2004	958,197	238,000	236,107	1,680,000	304,000	—	6,500
	2003	950,000	—	144,969	—	—	—	6,000
T. A. Barfield	2005	$569,798	$350,000	$—	$1,265,826	111,600	$—	$7,000
President, COO and Interim	2004	534,944	245,813	—	840,000	98,000	—	6,500
President of Environmental &	2003	350,000	126,813	—	—	30,000	—	6,000
Infrastructure Division
Ebrahim Fatemizadeh	2005	$370,323	$900,000	$—	$436,770	42,700	$—	$5,625
President, Energy &	2004	330,856	365,000	—	54,434	50,000	—	—
Chemicals and Construction	2003	—	—	—	—	—	—	—
Division
D. Chapman	2005	$503,371	$500,000	$1,030,548	$—	50,000	$—	$5,189
President, Fabrication,	2004	353,029	350,000	56,847	—	—	—	6,500
Manufacturing & Distribution	2003	350,000	325,000	—	—	25,000	—	—
Division
D. R. McCall	2005	$301,299	$640,950	$—	$—	—	$—	$7,000
President, Maintenance	2004	302,597	708,486	—	—	—	—	6,615
Division	2003	300,000	500,000	57,437	—	25,000	—	692

(1)	Our fiscal year ends on August 31.

(2)	From time to time, executive officers receive raises that are made retroactive to prior periods. These raises may overlap fiscal periods. The entire amount of the retroactive payment is reported in the year the amount is received.

(3)	The bonuses paid to Mr. Chapman and Mr. McCall for fiscal 2005, 2004 and 2003 were required to be paid pursuant to employment agreements. See “Employment Agreements.” Bonuses for fiscal 2005, other than bonuses paid to Mr. Chapman and Mr. McCall, were paid pursuant to the Company’s Management Incentive Program FY 2005. All other bonuses in the table were paid at the discretion of the Compensation Committee of our Board. For more information, see “Compensation Committee Report on Executive Compensation” below. Bonuses for Mr. Barfield in fiscal 2004 and 2003 reflect $126,813 and $126,813, respectively, of a two year retention bonus that was paid in fiscal 2003.

(4)	Pursuant to his employment agreement, Mr. McCall is entitled to an annual bonus, which amount is the greater of $250,000 or an amount equal to five percent of any increase in the net profits of the Company’s Maintenance operations over the net profits from Maintenance operations of the initial year of his employment. For fiscal 2004, the total bonus paid to Mr. McCall was $708,486 for which the minimum $250,000 was disclosed in the fiscal 2004 proxy statement. The bonus amount for fiscal 2004 has been adjusted to reflect the total bonus of $708,486.

(5)	Perquisites and other personal benefits for Mr. Bernhard in fiscal 2005, 2004 and 2003 include compensation related to Mr. Bernhard’s personal use of the Company’s aircraft of $233,762, $215,401 and $133,538, respectively, which compensation has been calculated based upon the aggregate incremental cost of such usage to the Company for each fiscal year. At the Company’s request, certain officers and directors are provided security services from time to time. Costs for these services are not included in other annual compensation for Mr. Bernhard.

(6)	Based on our record keeping procedures, the amounts disclosed for Mr. Chapman for fiscal 2005 constitute total personal benefits for the respective calendar year. Of the fiscal 2005 total for Mr. Chapman, $15,895 reflects incremental costs to the Company for payment of vehicle expenses and $12,625 reflects imputed interest for the calendar year on a loan the Company extended to Mr. Chapman as of April 6, 2002. The loan balance of $1,000,000 was forgiven in fiscal 2005, and included as other annual compensation. For more information, see “Certain Relationships and Related Transactions.”

(7)	Based on our record keeping procedures, the amounts disclosed for Mr. McCall for fiscal 2003 constitute total personal benefits for the respective calendar year. Of the fiscal 2003 total for Mr. McCall, $26,106 represents imputed interest for the calendar year on a loan the Company extended to Mr. McCall as of July 29, 2002 and $24,675 represents the payment of relocation expenses. For more information, see “Certain Relationships and Related Transactions.”

(8)	Value of restricted stock reflects the number of restricted stock shares multiplied by the closing market price on the date of the grant.

(9)	Denotes shares of common stock that may be purchased upon exercise of options awarded pursuant to our employee stock option plans. All options have been granted at an exercise price of 100% of the fair market value of the common stock on the date of grant. We have made certain guarantees with respect to Mr. Chapman’s stock options. See “Employment Agreements.” For additional information regarding options granted during fiscal 2005, see “Option Grants in Last Fiscal Year” and for information regarding current holdings of options, see “Options Exercised and Fiscal Year-End Option Values.”

(10)	Represents our contribution on behalf of the executive officers to our 401(k) plan. As a result of nondiscrimination testing of highly compensated employees, refunds of employee 401(k) withholdings and the forfeiture of our corresponding contribution may take place in subsequent years. Our contributions reflected in this table have not been reduced for past or potential forfeitures as a result of nondiscrimination testing.

(11)	Mr. Fatemizadeh received a bonus of $750,000 for fiscal 2005, and an additional bonus during the year of $150,000 for a total of $900,000.
Option Grants in Last Fiscal Year Potential Realizable Value
      The following table shows all options to purchase common stock granted to each of the Named Executive Officers in fiscal 2005 and the potential value of such grants at the stock price appreciation rates of 5% and 10% compounded annually over the term of the option. The 5% and 10% appreciation rates are required to be disclosed by SEC rules and are not intended to forecast possible future appreciation, if any, in the price of our common stock.

	Number of	% of Total			Potential Realizable Value at
	Securities	Options			Assumed Annual Rate of
	Underlying	Granted to	Exercise		Stock Price Appreciation for
	Options	Employees	Price/		Option Term(2)
	Granted	in Fiscal	Share	Expiration
Name	(1)	Year	(2)	Date	5%	10%

J.M. Bernhard, Jr.	232,800	21.7%	$12.66	10/12/2014	$1,852,547	$4,694,163
T.A. Barfield, Jr.	111,600	10.4%	$12.66	10/12/2014	$888,076	$2,250,294
David L. Chapman, Sr.(3)	50,000	4.7%	$15.54	01/05/2015	$488,398	$1,237,549
Ebrahim Fatemizadeh	42,700	4.0%	$12.66	10/12/2014	$339,793	$861,000
Dorsey Ron McCall	-0-	-0-	N/A	N/A	N/A	N/A

(1)	The options are generally exercisable in four 25% annual installments beginning one year from the date of grant, with exercise prices equal to the fair market value of a share of common stock on the date of grant.

(2)	Based upon the closing price of a share of our common stock listed on the New York Stock Exchange on the date of award.

(3)	We have made certain guarantees with respect to Mr. Chapman’s stock options. See “Employment Agreements.”
Options Exercised and Fiscal Year-End Option Values
      The following table sets forth information (at August 31, 2005) regarding (i) the number of shares received and the value realized upon exercise of stock options during fiscal 2005 by the Named Executive

Officers, and (ii) the number and value of exercised and unexercised options held by the Named Executive Officers.

			Number of Shares	Value of Unexercised
			Underlying Unexercised	In-the-Money Options at
	Shares		Options at
	Acquired on	Value	Fiscal Year-End	Exercisable	Unexercisable
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable	(1)(2)	(2)(3)

J.M. Bernhard, Jr.	—	—	876,000/460,800	$7,557,400	$4,222,032
T.A. Barfield, Jr.	—	—	97,625/202,600	$852,795	$1,759,854
David L. Chapman, Sr.(4)	—	—	87,500/87,500	$75,250	$353,250
Ebrahim Fatemizadeh	—	—	12,500/80,200	$139,064	$777,577
Dorsey Ron McCall	—	—	50,000/25,000	$75,250	$75,250

(1)	The exercise prices of all-in-the-money exercisable options vary from $4.19 per share to $21.00 per share with a weighted-average price of $12.10 per share.

(2)	The values are based upon the closing price reported on the New York Stock Exchange of the common stock on August 31, 2005 ($21.10).

(3)	The exercise prices of the unexercisable options vary from $11.20 per share to $15.54 per share with a weighted-average exercise price of $11.85 per share.

(4)	We have made certain guarantees with respect to the return on the sale of shares underlying Mr. Chapman’s stock options. See “Employment Agreements.”
Compensation Committee Report on Executive Compensation
      The Compensation Committee of the Board administrates Shaw’s compensation programs for executive officers, including the CEO and key employees. The Compensation Committee meets regularly and is comprised of two independent directors. The present members of the Compensation Committee are Albert D. McAlister and Governor Roemer.
      The following sets forth the Compensation Committee’s policies regarding executive compensation during fiscal 2005, a discussion of Shaw’s executive compensation program and the decisions and actions of the Compensation Committee during fiscal 2005 with respect to compensation for the CEO specifically and the other executive officers and key employees as a group. For additional information about the Compensation Committee’s duties, see “Corporate Governance Matters — What does the Compensation Committee do?”
Compensation Philosophy and Objectives
      In performing its duties, the Compensation Committee seeks to attain the following corporate objectives:

•	to attract, motivate and retain competent and talented employees focused on enhancing shareholder value;

•	to correlate compensation with Shaw objectives and strategies;

•	to provide compensation opportunities that are linked to the performance of Shaw;

•	to align employee incentives with those of Shaw’s shareholders; and

•	to reward the outstanding achievement of employees whose individual contributions enhance Shaw’s results.
      No specific weighting is assigned to any of these objectives by the Compensation Committee in making decisions regarding compensation for the CEO or other executive officers or key employees of Shaw.

Executive Compensation Components and Practices
      Shaw’s executive compensation program consists of three components: (1) base salary, (2) short-term incentives (cash bonuses) and (3) long-term incentives available under our long term incentive plans, including stock options and restricted stock. The policies and practices for determining executive compensation, and specifically that of the CEO, are described below.
      Base Salary. In determining appropriate base salaries, the Compensation Committee considers, among other factors, competitive market forces as they relate to attracting and retaining highly talented executives. The Compensation Committee also considers job responsibility, experience, tenure and the cost of living in the areas where Shaw’s offices and facilities are located. The Compensation Committee also utilizes survey and other relevant information from nationally recognized independent compensation consulting firms. Compensation survey results demonstrated that the base salaries of executive officers were consistent with the Company’s goals and philosophy. Accordingly, the Compensation Committee approved salary increases for fiscal 2005 for all executive officers except for Richard F. Gill and Dorsey Ron McCall.
      Cash Bonuses. On January 6, 2005, the Compensation Committee adopted The Shaw Group Inc. Management Incentive Program FY2005 (the “Bonus Program”).
      The Bonus Program provides for incentive awards to eligible key management and professional employees based generally upon their ability to assist the Company and its subsidiaries in achieving or exceeding identified Company and business unit goals and pre-established individual performance goals. The Compensation Committee administers the Program and will determine which employees will receive awards under the Bonus Program, the form of awards granted under the Bonus Program and the other terms and conditions of the awards, all within the limitations set forth in the Bonus Program and applicable laws and regulations. Incentive awards are paid only to participants who are regular full-time employees of the Company and any of its subsidiaries at the time the award is paid.
      For fiscal 2005, each participant was assigned an annualized target incentive award based on a percentage of the participant’s salary in effect at the beginning of the performance period. Each participant is eligible to be granted an award of up to two times his target depending upon performance. 50% of the award is based upon the following financial metrics: (1) income before taxes and after taxes and after return on assets (“ROA”) for business units and consolidated earnings per share for corporate; and (2) cash flows provided from operating activities, either excluding adjustments in budgeted amounts. The 50% financial metric portion is equally weighted between (1) consolidated corporate performance; and (2) business unit performance. The remaining 50% of the award is based upon a subjective evaluation of the discretionary factors such as: environmental, health and safety performance; legal and regulatory compliance; ethics; organizational development; earnings growth; new awards revenue; effective cost management; attraction, retention and development of high potential employees; and other relevant factors determined by senior management.
      The Compensation Committee established a fiscal year 2005 incentive pool consisting of the total amount of funds authorized and available for payment of incentive awards and specified the relationship between the attainment of specified performance criteria and the payment of incentive awards. The fiscal year 2005 incentive pool is based on the following two factors: (1) an aggregate of 50% of the target annualized incentive awards of all participants; and (2) 50% of the income before taxes (and after ROA) for each business unit and corporate (unconsolidated) in excess of budged amounts. The fiscal year 2005 incentive pool has been capped at an amount equal to two times the aggregate of the target annualized incentive awards of all participants. Incentive awards are prorated so that the sum of all individual awards does not exceed the available funds in the fiscal year 2005 incentive pool.
      The Compensation Committee will determine any formulas necessary to determine the appropriate performance criteria and the weighting of such criteria in determining incentive awards under the Bonus Program. Even though awards based on discretionary factors may be paid if the financial metrics are not met, the Company’s failure to meet financial metrics may be indicative of poor individual performance. The Compensation Committee shall be permitted to modify these financial metrics and performance criteria for the purpose of motivating specific behavior and performance, subject to the review and approval of the Chief Operating Officer and Chief Financial Officer of the Company.
      Incentive awards for the CEO and the Named Executive Officers (the bonuses payable to Messrs. Chapman and McCall are subject to certain guarantees under employment agreements) under the Bonus Program for fiscal 2005 are set forth in the “Bonus” column of the “Summary Compensation Table.” Amounts reflected therein were based upon the 100% increase in the value of the Company’s stock, the solid performance of the Company and the objective financial metrics and discretionary measures set forth in the Bonus Program.
      Awards of Stock Options. During fiscal 2005, stock options covering an aggregate of 1,763,206 shares of common stock were awarded to officers and key employees of Shaw. The options have a weighted average exercise price of $13.93 per share and vest in four equal 25% annual increments beginning one year following the date of award. All executives are eligible to be considered for stock options granted annually. The size of the grant is determined by the Compensation Committee based on survey information from nationally recognized compensation consulting firms and other factors such as job responsibilities and scope, level of expertise and experience required, strategic impact of the executive’s position, overall business performance and the executive’s individual contribution. Shaw has used, and plans to continue to use, the award of stock options to align the interests of the recipients with the interests of Shaw’s shareholders, to provide an incentive for the key employees (and executives) to remain in the employ of Shaw and to attract new employees to Shaw. The award of stock options provides key employees with an additional incentive to promote the financial success of Shaw as reflected in increased value in common stock. Grants of stock options are made annually to officers and key employees of Shaw under the 2001 Employee Incentive Compensation Plan (the “2001 Employee Plan”). For additional information regarding stock options of certain executives, see the option tables set forth above and “Employment Agreements” below.
      Awards of Restricted Stock. In fiscal 2005, restricted stock awards of 742,281 shares were awarded to officers and key employees of Shaw. The size of the award is determined by the Compensation Committee based on survey information from nationally recognized compensation consulting firms and other factors such as job responsibilities and scope, level of expertise and experience required, strategic impact of the executive’s position, overall business performance and the executive’s individual contribution. Shaw plans to use the issuance of restricted stock to align the interests of the recipients with the interests of Shaw’s shareholders, to provide an incentive for the key employees (and executives) to remain in the employ of Shaw and to attract new employees to Shaw. The award of restricted stock provides key employees with an additional incentive to promote the financial success of Shaw as reflected in increased value in common stock. Awards of restricted stock are made annually to officers and key employees of Shaw under the 2001 Employee Plan. For additional information regarding restricted stock of certain executives, see the tables set forth above and “Employment Agreements” below.
      The Compensation Committee has recommended to the Board of Directors an amendment to the 2001 Employee Plan to increase by 4,000,000, the number of shares of common stock reserved for issuance under the 2001 Employee Plan. See “Proposal 2 — To Approve an Amendment to our 2001 Employee Incentive Compensation Plan to Increase by 4,000,000, the Number of Shares of Common Stock Reserved for Issuance Under the Plan.” The Company believes that the increase in the number of shares reserved for issuance under the 2001 Employee Plan is in line with recent trends to increasingly award stock options and restricted stock to motivate and encourage employees, and to allow awards of long term incentive compensation which is competitive with the Company’s peers and companies of similar size. Certain awards of restricted stock to executives made in fiscal 2006 are contingent upon approval of the increase in the share reserve regarding the 2001 Employee Plan.
Perquisites
      During fiscal 2005, the Compensation Committee approved a Flexible Perquisites Program (the “Flex Program”) for certain of its executive officers, including its Chief Executive Officer, President and Chief Operating Officer and Chief Financial Officer. The Flex Program provides eligible executive officers with annual grants of “flex dollars” that equate to approximately 4% of the base annual salary of the executive. The executives can spend their grants on whatever combination of perquisites (any such perquisites must have been approved by the Compensation Committee) that they believe best meet their needs. Executives will be reimbursed for such benefits up to an applicable limit.
      The Flex Program supercedes, for the participating executives, certain other perquisites (such as, for example, car allowances and country club membership dues) that may have been provided by the Company prior to its implementation; provided, however, that the Flex Program is supplemental to, and does not supercede, any perquisite type benefits that a participating executive is otherwise entitled pursuant to any employment agreement that the executive may have in place with the Company. See “Employment Agreements” below.
      The projected cost to the Company on an annual basis of the Flex Program is approximately $164,000.
Compensation of the Chief Executive Officer
      The Compensation Committee’s basis for compensation of the CEO, J.M. Bernhard, Jr., is based on the compensation philosophy, objectives and practices described above. Mr. Bernhard participates in the same executive compensation plans that are available to the other executive officers and also has an Employment Agreement with Shaw. During fiscal 2001, Shaw engaged a nationally recognized compensation consultant (the “Consultant’), to provide consultation services in respect of the compensation package for the CEO. The Consultant conducted market research, evaluated compensation packages being paid to top executives of companies that compete with Shaw or that have comparable market capitalizations and provided a report to the Compensation Committee concerning the compensation of the CEO. Based upon the Consultant’s report, during fiscal 2001 the Compensation Committee recommended an Employment Agreement for the CEO, which the Board of Directors approved. The Employment Agreement is discussed in greater detail below, under the headings “Employment Agreements” and “Change of Control Arrangements.” In general, the CEO’s Employment Agreement provides for a base salary of $950,000 per year (subject to increase by the Board of Directors) and bonuses that are paid pursuant to any bonus program of Shaw or, in the absence of a program, at the Board’s discretion. A bonus of $850,000 was approved to be paid to the CEO for fiscal 2005 under the Bonus Program based on the 100% increase in the value of the Company’s stock, the solid performance of the Company and the objective financial metrics and discretionary measures set forth in the Bonus Program.
      The Compensation Committee believes as of August 31, 2005, that its prior awards to the CEO of stock options covering an aggregate of 1,406,800 shares of common stock and restricted stock of 379,700 shares, provide meaningful incentive and motivation for his performance, as well as strengthen the alignment of his interests with those of Shaw’s shareholders in general. Stock options for 232,800 shares were awarded to the CEO during fiscal 2005. During fiscal 2005, the Company also awarded the CEO 158,700 shares of restricted stock, which award is contingent upon shareholder approval of the 2001 Employee Plan.
Section 162(m) Policy
      In conducting programs applicable to executives, the Compensation Committee considers the effects of Section 162(m) of the Internal Revenue Code (“Section 162(m)”), which denies publicly held companies a tax deduction for annual compensation in excess of one million dollars paid to their chief executive officer or any of their four other most highly compensated executive officers who are employed on the last day of a given year, unless their compensation is based on performance criteria that are established by a committee of outside directors and approved, as to their material terms, by that company’s shareholders. Our 2001 Employee Plan is generally designed and implemented so that it qualifies for full deductibility under Section 162(m), including satisfying the requirements that all options have an exercise price that is no less than the fair market value of the common stock on the grant date and that the plan states the maximum number of shares that can be issued during a specified period to a participant under the Plan. Thus, the provisions of Section 162(m) should not limit Shaw’s ability to deduct all of the compensation income generated in connection with the exercise of stock options granted under the 2001 Employee Plan. The 2001 Employee Plan is designed to provide flexibility with respect to whether restricted stock awards will qualify as performance-based compensation under Section 162(m); and therefore, be exempt from the deduction limit. The 2001 Employee Plan is further designed to provide flexibility that allows Shaw to structure other awards made under the 2001 Employee Plan to preserve the deductibility of any compensation expense over $1 million. However, certain compensation or awards may be granted under this plan that do not qualify under Section 162(m).
      While it is the Compensation Committee’s intent to adopt policies to obtain maximum deductibility of executive compensation, consistent with the objectives of Shaw’s executive compensation program outlined above, the Compensation Committee is cognizant of the need for flexibility in making executive compensation decisions, based on the relevant facts and circumstances, so that the best interests of Shaw are maximized. As a result, under certain circumstances, executive compensation (such as recent awards of restricted stock) may be awarded that is not deductible.

COMPENSATION COMMITTEE

Albert D. McAlister
Charles E. Roemer, III
Employment Agreements.
      CEO. We and Mr. Bernhard are parties to an Employment Agreement effective as of April 10, 2001. Pursuant to the terms of the agreement, Mr. Bernhard has agreed to serve as our Chairman and Chief Executive Officer for a ten year term that automatically renews each day for ten years so that on any given day, the remaining term of such agreement is ten years. We or Mr. Bernhard may give notice at any time that the agreement will not be further renewed and that after the date fixed in the notice, the term of the agreement will expire in ten years. The agreement provides that Mr. Bernhard will, among other things: (a) receive an annual base salary in the amount of $950,000 which may be increased by the Board of Directors (Mr. Bernhard’s base salary for fiscal 2005 was $1,035,000, and was subsequently increased to $1,448,000 during fiscal 2006); (b) receive bonus awards under any bonus program established by us or, in the absence of a bonus program, bonus awards as may be as determined by us; (c) be included in all of our plans and programs that are made available to our employees generally, including health, dental, disability, 401(k) and life insurance plans, vacations and holidays; and (d) receive other benefits in addition to those made available to our management, including a country club membership, an automobile allowance and a mid-size jet aircraft for his personal use and benefit.
      In the event that Mr. Bernhard resigns for Good Reason (as defined in his agreement to include, among other things, a Change of Control of us, as defined therein), or is discharged by the Company for reason(s) other than his Misconduct (as defined therein) or disability, we will be obligated to pay Mr. Bernhard, in a lump sum, his base salary in effect immediately prior to termination plus the highest bonus paid by us during the ten years prior to termination multiplied by the number of years remaining in the term of the agreement, which, unless prior notice had been properly given, will be ten years. Based on Mr. Bernhard’s present salary and his highest bonus in the preceding ten years, in the event of a separation as described above, Mr. Bernhard would be entitled to receive a lump sum payment from us of $34,448,000. Further, upon termination for any of the reasons described above, all stock options and similar awards previously granted to Mr. Bernhard will become fully vested.
      In the event of Mr. Bernhard’s death, his estate shall be entitled to a lump sum payment of one year’s base salary, a pro-rata bonus in the amount he would have otherwise been entitled to receive and a death benefit of $10,000,000, and his surviving spouse and children will be entitled to receive one year of paid group health and dental benefits.
      In the event of Mr. Bernhard’s disability, the Company shall pay Mr. Bernhard monthly for up to 12 months the amount by which his monthly base compensation exceeds the monthly benefit received by Mr. Bernhard pursuant to any disability insurance covering him. After said 12 month period, the Company shall pay Mr. Bernhard a disability benefit of $10,000,000 which shall be paid in cash within 15 days after the date of his termination.
      Mr. Bernhard has agreed not to compete with us for a period of ten years following termination of employment, and in consideration for this agreement, we have agreed upon his termination to pay Mr. Bernhard a lump sum amount of $15,000,000 plus interest earned while the funds are held in a trust fund. Upon a Change of Control of us, the entire $15,000,000 plus interest non-compete payment becomes immediately due and payable. During each of fiscal 2001, 2002 and 2003, we set aside $5,000,000 to fund the potential non-compete payment. As of August 31, 2005, the amount due to Mr. Bernhard in association with this non-compete agreement including interest earned was $15,770,967.
      For ten years from the date of Mr. Bernhard’s termination, Mr. Bernhard is entitled to use of our aircraft for up to 150 hours annually for his private use with services; provided that, the value of such aircraft use does not exceed an annual benefit of $300,000.
      Named Executive Officers. We and Mr. Barfield are parties to an Employment Agreement dated as of July 10, 2002, pursuant to which Mr. Barfield serves as the President and Chief Operating Officer of the Company and as the Interim President of our Environmental & Infrastructure Division. Mr. Barfield’s agreement has a term of three years that is automatically renewed each day for three years so that on any given day, the remaining term of his agreement is three years. Notwithstanding the foregoing, we or Mr. Barfield may give notice that his agreement will not be further renewed and that after the date fixed in the notice, the term of the agreement will expire in three years. Mr. Barfield is entitled to a base annual salary of, at a minimum, $350,000, which may be increased by the Board of Directors (Mr. Barfield’s base salary for fiscal 2005 was $577,000, and was subsequently increased to $615,000 during fiscal 2006), bonuses as paid in the discretion of the Board, reimbursement of expenses, an automobile allowance and participation in the various employee benefit plans or programs provided to employees of Shaw in general. The annual base salary payable to Mr. Barfield may be increased but may not be decreased without Mr. Barfield’s consent.
      In the event of the resignation by Mr. Barfield for Good Reason (as defined in his agreement to include, among other things, the occurrence of certain events that constitute a Change of Control of us, as defined therein), termination as a result of his disability or termination by us for any reason other than Mr. Barfield’s Misconduct (as defined in his agreement) or disability, all stock options and similar awards previously granted to Mr. Barfield will become fully vested. Further, if Mr. Barfield resigns for Good Reason or is terminated by us for any reason other than his Misconduct or disability, we will be obligated to (a) pay him, in a lump sum, his base salary in effect prior to termination plus his highest bonus paid over the course of the three years prior to termination multiplied by the number of years left in the term of the agreement (which, unless notice has been properly given, will be three years); and based on Mr. Barfield’s present salary and his highest bonus in the preceding three years, in the event of a separation as described above, Mr. Barfield would be entitled to receive a lump sum payment of approximately $2,895,000; and (b) provide disability, accident and group health benefits for the remainder of the term of such agreement. In the event of Mr. Barfield’s death, his estate will be entitled to a lump sum payment of one year’s base salary and his surviving spouse and children will be entitled to receive one year of paid group health and dental insurance benefits.
      We and Mr. Chapman are parties to an Employment Agreement dated April 6, 2002, as amended effective April 1, 2005, pursuant to which Mr. Chapman serves as the President of our Fabrication, Manufacturing & Distribution Division. Under the agreement, Mr. Chapman is entitled to (a) an annual base salary of $533,000, (b) participation in our annual bonus program with a guaranteed minimum bonus of $500,000 per year, (c) an automobile allowance, (d) a country club membership, and (e) be included in all of our plans and programs that are made available to our employees generally, including health, dental, disability, 401(k), and life insurance plans, vacations and holidays. Upon approval of the amendment to Mr. Chapman’s Employment Agreement by the Compensation Committee on January 6, 2005, Mr. Chapman was granted options to purchase 50,000 shares of our common stock at an exercise price of $15.54, vesting in three equal 33% annual installments commencing on April 1, 2006. Upon commencement of his employment with us in April 2002, Mr. Chapman was granted options to purchase 100,000 shares of our common stock. With respect to these options to purchase an aggregate of 100,000 shares, we have guaranteed Mr. Chapman a $10 per share accretion in stock price with respect to the shares underlying these options based on the performance of the Fabrication, Manufacturing & Maintenance Division. Upon Mr. Chapman’s exercise of these options, we will pay him, in cash, the difference between the guaranteed accreted value per share of the stock and the fair market value of the stock on the exercise date.
      We also loaned Mr. Chapman $1,000,000 with such loan being issued upon the commencement of his employment with us in April 2002. The loan was forgiven upon Mr. Chapman’s employment with us for three years in April 2005. If Mr. Chapman had resigned his position with us prior to completing three years employment with Shaw, he would have been required to repay the full amount of the loan. See “Certain Relationships and Related Transactions.”
      The agreement also provides that Mr. Chapman will provide consulting services to us for an additional three years after termination of his employment agreement. In consideration for his consulting services, we will pay Mr. Chapman an annual retainer of $200,000 per year (based upon a minimum of 200 hours of service per year).
      We and Mr. Fatemizadeh are parties to an Employment Agreement dated as of July 7, 2005, pursuant to which Mr. Fatemizadeh serves as President of our Energy & Chemicals and Construction Division. Mr. Fatemizadeh’s agreement has a term of two years that is automatically renewed each day for two years so that on any given day, the remaining term of his agreement is two years. Notwithstanding the foregoing, we or Mr. Fatemizadeh may give notice that his agreement will not be further renewed and that after the date fixed in the notice, the term of the agreement will expire in two years. Mr. Fatemizadeh is entitled to a base annual salary of $375,000, which may be increased by the Board of Directors (Mr. Fatemizadeh’s base salary for fiscal 2005 was $375,000, bonuses as paid in the discretion of the Board with a guaranteed minimum annual bonus of 25% of his base salary, reimbursement of expenses, an automobile allowance and participation in the various employee benefit plans or programs provided to employees of Shaw in general. The annual base salary payable to Mr. Fatemizadeh may be increased but may not be decreased without Mr. Fatemizadeh’s consent.
      Mr. Fatemizadeh’s employment agreement may be terminated prior to the end of its term for various reasons set forth and defined in the Agreement including Resignation other than for Good Reason, Resignation for Good Reason, Death, Disability and Discharge for various reasons including Misconduct and Disability. Mr. Fatemizadeh will receive his salary and bonus for the remaining term and will be considered immediately and totally vested in all options, restricted stock and similar awards previously made to him upon the occurrence of any of the following: his resignation for Good Reason, discharge for any reason other than Misconduct or Disability or Disability (as defined in the Agreement). During and after the term of the his employment, to the extent allowed by applicable law, Mr. Fatemizadeh will not disclose any of the Company’s confidential, proprietary or non-public information and will not compete with the Company or solicit the Company’s customers or distributors for a period of six months.
      We and Mr. McCall are parties to an Employment Agreement dated as of July 29, 2002, pursuant to which Mr. McCall serves as the President of our Maintenance Division. Under the agreement, Mr. McCall is entitled to (a) an annual base salary of $300,000, (b) an annual bonus, which amount is the greater of $250,000 or an amount equal to five percent of any increase in the net profits of the Company’s Maintenance operations over the net profits from Maintenance operations of the initial year of his employment, (c) a country club membership, (d) a death and disability benefit, (e) be included in all of our plans and programs that are made available to our employees generally, including health, dental, disability, 401(k) and life insurance plans, vacations and holidays, and (f) a watercraft lease arrangement. See “Certain Relationships and Related Transactions.” Upon commencement of his employment with us, Mr. McCall was granted options to purchase 50,000 shares of our common stock.
      Upon commencement of employment with us, Mr. McCall also received an advance of $750,000 from the Company. Each year thereafter, a portion of his overall bonus is credited against such advance until the advance is reduced to zero. If Mr. McCall terminates his employment or is terminated for Cause (as defined in his agreement) prior to September 1, 2007, Mr. McCall will be required to reimburse the Company for any amounts outstanding under the advance. However, if his employment is terminated for any other reason, Mr. McCall shall have no obligation to repay any amounts outstanding thereunder.
      Following the completion of his employment with the Company, we have also agreed to hire Mr. McCall as a consultant. For each year that Mr. McCall provides consulting services for us, we will pay him 60% of the bonus that he received during his final year of employment with the Company. The term, in years, of this consulting arrangement will be equal to the term of Mr. McCall’s employment with the Company.
      Mr. McCall’s agreement also provides that upon the change of control of the Company (as defined in his agreement), the Company’s obligations under his agreement shall be assumed by the person acquiring control.
Change of Control Arrangements
      In addition to the change of control arrangements contained in certain employment agreements with executive officers described above, certain of our benefit plans include provisions relating to a change of control. These provisions have the effect of varying the benefits payable at that time from those that would be payable if no change of control had occurred. Stock options granted under our Stone & Webster Acquisition Stock Option Plan vest immediately upon a change of control. Further, all stock options, stock appreciation rights, restricted stock awards and performance share awards granted under our 2001 Employee Incentive Compensation Plan become fully vested upon a change of control. In addition, incentive bonuses that have been approved and accrued will become fully payable in the event of a change of control under the terms of the 2001 Employee Plan.
Audit Committee Report
      The Audit Committee performs the functions described in its charter. While the Audit Committee oversees Shaw’s financial reporting process, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Shaw’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of Shaw’s management and Shaw’s independent auditors.
      The Audit Committee held nine meetings during fiscal 2005. The meetings were designed to facilitate and encourage communication between the Audit Committee, Shaw’s internal auditors and Shaw’s independent auditors.
      During certain of these meetings, the Audit Committee reviewed and discussed with management and representatives of its independent auditors, Ernst & Young LLP, the audited financial statements to be included in Shaw’s Annual Report on Form 10-K for the fiscal year ended August 31, 2005. The discussions with representatives of Ernst & Young LLP also included the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received from Ernst & Young LLP written disclosures and the letter as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with representatives of Ernst & Young LLP the issue of the independence of Ernst & Young LLP from Shaw.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in Shaw Group’s Annual Report on Form 10-K for the fiscal year ended August 31, 2005, filed with the Securities and Exchange Commission on November 2, 2005. The Audit Committee also reappointed Ernst & Young LLP to serve as independent auditors for Shaw for fiscal 2006. At the 2006 Annual Meeting, the shareholders will vote to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent auditors.

AUDIT COMMITTEE

John W. Sinders, Jr.
Charles E. Roemer, III
James F. Barker

Audit Fees
      The following table sets forth the aggregate fees and costs incurred by us for: (i) professional services rendered by our principal independent accountant for the audit of our consolidated financial statements for the fiscal years ended August 31, 2005 and 2004 and the reviews of the consolidated financial statements included in our Form 10-Q reports and statutory audits required internationally for the fiscal years ended August 31, 2005 and 2004, (ii) professional services rendered in connection with assurance and related services not included in (i) above, (iii) professional services rendered for tax compliance, tax advice, and tax planning, and (iv) other professional services rendered by our principal independent accountant and billed during the fiscal years ended August 31, 2005 and 2004:

	Years Ended August 31,

	2005	2004

Audit Fees(1)	$4,111,808	$2,176,230
Audit-Related Fees(2)	313,729	511,560
Tax Fees(3)	801,845	946,452
All Other Fees(4)	—	22,000

Total	$5,227,382	$3,656,242

(1)	The Audit Fees exclude $305,000 in fees paid to another accounting firm for services rendered by that firm for the year ended August 31, 2004. Fiscal 2004 Audit Fees have been adjusted to include statutory audit fees and certain incurred but unbilled audit fees inadvertently excluded from the amounts disclosed in last year’s proxy statement.

(2)	The Audit-Related Fees include principally audits of certain joint ventures, due diligence services, state contract licensing reports, internal control reviews and attest services on certain agreed upon procedures reports.

(3)	The Tax Fees represent primarily tax compliance, tax advice and tax planning including expatriate tax services.

(4)	The All Other Fees includes fees for an agreed upon procedures project not related to the audit or other audit-related fees in fiscal 2004.
      The Audit Committee reviews and pre-approves audit and non-audit services performed by our independent public accountant as well as the fee charged for such services. The Audit Committee may delegate pre-approval authority for such services to one or more members, whose decisions are then presented to the full Audit Committee at its scheduled meetings. Beginning May 6, 2003, 100% of the audit and non-audit services provided by our independent public accountant were pre-approved by the Audit Committee in accordance with the Audit Committee Charter. In its review of all non-audit service fees, the Audit Committee considers among other things, the possible effect of such services on the auditor’s independence. The policies and procedures that govern the Audit Committee’s review and approval of audit and non-audit services are set forth in Appendix A to this Proxy Statement.

Stock Performance Graph
      For the period commencing August 31, 2000, and ended August 31, 2005, the following line graph provides a comparison of the total shareholder return on the Company’s common stock with the return of (i) the Standard & Poor’s SmallCap 600 Index; and (ii) an industry peer group (comprised of Jacobs Engineering Group Inc., Fluor Corporation, URS Corporation, Washington Group International, Inc. and the Company) (the “Peer Group”) appropriate to us in light of the Company’s acquisitions of Stone & Webster in fiscal 2000 and IT Group in fiscal 2002. All amounts have been calculated as if all dividends, if any, were reinvested.
COMPARISON OF THE 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG THE SHAW GROUP INC.
THE S&P SMALLCAP 600 INDEX AND A PEER GROUP

*	$100 INVESTED ON 8/31/2000 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING AUGUST 31.

	Cumulative Total Return

	08/2000	08/2001	08/2002	08/2003	08/2004	08/2005

The Shaw Group Inc.	100.00	98.23	60.16	31.82	36.96	75.78
S & P SMALLCAP 600	100.00	100.54	90.96	111.61	128.19	162.15
PEER GROUP	100.00	129.85	100.14	126.29	134.54	209.50
      THE FOREGOING GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

Certain Relationships And Related Transactions
      As described in more detail for certain of our executives under the caption “Employment Agreements” above, we have entered into employment agreements with our Chief Executive Officer, our President, Chief Operating Officer and Interim President of our Environmental & Infrastructure Division, our Executive Vice President and Chief Financial Officer, the President of our Fabrication, Manufacturing & Distribution Division, the President of our Maintenance Division, the President of our Energy & Chemicals and Construction Division, our Executive Vice-President, Chairman of the Executive Committee and President of the Shaw Stone & Webster Nuclear Services Division, our Secretary and General Counsel and our Chief Accounting Officer. Under the terms of the agreements, the executives are entitled to receive their base salaries, bonuses and other employee benefits for the periods of time specified therein. In the event of termination of employment as a result of certain reasons (including a change in control of our company), the executives will be entitled to receive their base salaries and certain other benefits for the remaining term of their agreement and all options and similar awards shall become fully vested. Additionally, in the event of an executive’s death, his estate is entitled to certain payments and benefits.
      In 2001, our employment agreement with our Chief Executive Officer was amended to provide a non-compete clause upon the Chief Executive Officer’s separation from our company. The amount of the non-compete payment will be $15.0 million plus interest earned while the funds are held in a trust fund plus the use of a mid-size jet aircraft for up to 150 hours each year; provided that, the value of such aircraft use does not exceed an annual benefit of $300,000. We also agreed to set aside $5.0 million per year of our funds in fiscal 2001 through 2003 in order to fund this obligation; and therefore, as of August 31, 2005 and 2004, $15.0 million is invested in a separate fund and is included in other current assets in the consolidated balance sheets in our August 31, 2005 Annual Report on Form 10-K. The $15.0 million payment is due upon the Chief Executive Officer’s separation for any reason from our company, or upon change in control, and was expensed when the non-compete was entered into during fiscal 2001.
      We have, from time to time, made loans to certain of our executive officers and/or entities in which the executive officers have a material interest. Each such loan in which the indebtedness exceeded $60,000 at any time since September 1, 2004 is listed below with the following information indicated for each: (i) the name of the borrower; (ii) the nature of the borrower’s relationship with the Company; (iii) the largest amount of indebtedness outstanding at any time since September 1, 2004; (iv) the amount outstanding as of August 31, 2005; and (v) the interest rate charges thereon: (a)(i) David L. Chapman, Sr.; (ii) executive officer of The Shaw Group Inc.; (iii) $194,443; (iv) $0; (v) 0%; and (b)(i) Dorsey Ron McCall; (ii) executive officer of The Shaw Group Inc.; (iii) $328,625; (iv) $78,625; (v) 0%. The foregoing loans were all made in connection with the executives’ agreement to become or remain employed by us, are evidenced by written promissory notes, will be forgiven by us in the event the executives remain employed by us for certain specified time periods, generally two to five years, but are repayable in the event such executives voluntarily terminate their employment prior to the expiration of such specified time periods.
      Effective July 30, 2002, the Sarbanes-Oxley Act of 2002 prohibits the granting of any personal loans to or for the benefit of any of our executive officers and directors and the modification or renewal of any such existing personal loans. We have not granted any new personal loans or modified existing personal loans to or for executive officers and directors since the effective date of such provision.
      During fiscal 2005, Albert McAlister participated in our health benefit plan. Mr. McAlister pays the premiums required to receive family coverage under our health plan.
      In January 2003, our subsidiary, Stone & Webster, Inc., was awarded a subcontract to perform engineering services for a company (the “Related Company”) for whom an executive officer and a significant owner is the brother to our Chief Executive Officer for total consideration of approximately $2 million. In connection with the services agreement, we entered into a guaranty agreement with the Related Company under which we agreed, under certain circumstances, to guarantee the payment of certain sums which may be owed by the Related Company to its client under a performance-based services and equipment contract. That guaranty, by its terms, may be assigned by the Related Company to its client. We also entered into an indemnification and fee agreement between us and the Related Company pursuant to which, among other things, the Related Company must pay us an annual fee in consideration for our entering into the guaranty agreement. The amount of the annual fee varies, but totals approximately $0.8 million over the 20-year term. Although we believe the probability that we will have to make any payments under the guaranty agreement is remote, we have recorded the guarantee at its fair value of approximately $0.3 million. We have the right, but not the obligation, to take over all of the Related Company’s rights and obligations under its contract with the customer, if a demand by the customer under the contract with the Related Company ever occurs and remains unsatisfied. We expect that we will not be required to make any payments under the guaranty agreement, but the maximum potential amount of future payments (undiscounted) we could be required to make would be approximately $13 million over the 20-year term of the contract.
      Effective August 1, 2002, we entered into a five-year watercraft lease agreement with a corporation owned by Dorsey Ron McCall, one of our executive officers. The lease was made in connection with Mr. McCall’s agreement to become employed by us, and the payments thereunder are $10,000 per month.
      During part of fiscal 2005, Mr. John Reneau, the brother-in-law of the Company’s Chief Executive Officer, was employed by Shaw Waste Solutions, LLC, one of the Company’s affiliates. Mr. Reneau was hired with an aggregate salary of $75,000; however, only $37,204 was paid for services during fiscal 2005. Mr. Reneau resigned his employment with us on February 25, 2005; and therefore, was not eligible for a discretionary annual bonus or any award of stock options or restricted stock. The Company believes that Mr. Reneau’s compensation is reasonable and commensurate with his level of experience, expertise, responsibilities, duties and service to the Company.
      On August 27, 2004, Mr. Ahmad Fatemizadeh, the brother of an executive officer, Abe Fatemizadeh, was hired by the Company as the President of the Process Industry Sector within our Engineering, Construction and Maintenance segment, which later became part of our Engineering & Chemicals and Construction Division. In fiscal 2005 Mr. Ahmad Fatemizadeh’s received an annual salary of $283,500 and a sign-on bonus of $147,000 and other compensation of $1,634 for total payments of $432,134. Fatemizadeh is also eligible to receive discretionary annual bonuses, stock options and restricted stock. The Company believes that Mr. Fatemizadeh’s compensation is reasonable and commensurate with his level of experience, expertise, responsibilities, duties and service to the Company.
      During fiscal 2005, David Chapman, Jr., the son of an executive officer, David Chapman, Sr., was employed by the Company as a manager in our Fabrication, Manufacturing & Distribution Division. David Chapman, Jr. was paid an aggregate salary and bonus of approximately $112,104 for services during fiscal 2005. The Company believes that David Chapman, Jr.’s compensation is reasonable and commensurate with his level of experience, expertise, responsibilities, duties and service to the Company. Mr. Chapman’s son-in-law, Anthony Garcia, is employed by Stone & Webster, Inc. as a Client Program Manager. Mr. Garcia’s annual salary including bonuses for fiscal 2005 was $92,043. Mr. Garcia is also eligible to receive stock options and restricted stock beginning in fiscal 2005. The Company believes that Mr. Garcia’s compensation is reasonable and commensurate with his level of experience, expertise, responsibilities, duties and service to the Company.
      Mr. Kenneth Paul Neal, Jr., the son-in-law of Richard Gill, our Executive Vice President, Chairman of the Company’s Executive Committee and President of our Shaw Stone & Webster Nuclear Services Division, has been employed with us as an environmental manager since the acquisition of Mr. Gill’s company, MERIT, in 1997. Prior to that date, Mr. Neal had been employed by MERIT since 1983. Mr. Neal’s aggregate salary in fiscal 2005 was $79,144. The Company believes that Mr. Neal’s compensation is reasonable and commensurate with his level of experience, expertise, responsibilities, duties and service to the Company.
      On October 24, 2005, Mr. Eric Dalvandi, the brother-in-law of an executive officer, Abe Fatemizadeh, was hired by the Company as a Project Engineer at an annual salary of $102,000. Dalvandi is also eligible to receive discretionary annual bonuses, stock options and restricted stock. The Company believes that Mr. Dalvandi’s compensation is reasonable and commensurate with his level of experience, expertise, responsibilities, duties and service to the Company.

PROPOSAL 2 — TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE
COMPANY’S INDEPENDENT AUDITORS
      The Board of Directors is recommending for approval of our shareholders a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors. Our Audit Committee annually considers and appoints our independent auditors.
Required Vote
      Approval of the proposal to ratify the Company’s appointment of Ernst & Young LLP requires the affirmative vote of a majority of the voting power of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. The enclosed form of proxy provides a means for the shareholders to vote for the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors, to vote against the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors or to abstain from voting with respect to the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors. Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein.
      THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.
PROPOSAL 3 — TO APPROVE AN AMENDMENT TO OUR 2001 EMPLOYEE INCENTIVE
COMPENSATION PLAN TO INCREASE BY 4,000,000, THE NUMBER OF SHARES OF OUR
COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN
      The Board of Directors is recommending for approval of our shareholders an amendment to our 2001 Employee Incentive Compensation Plan to increase by 4,000,000, the number of shares of common stock reserved for issuance under the Plan.
Summary of the 2001 Employee Incentive Compensation
      The following summary of the 2001 Employee Incentive Compensation Plan (the “2001 Employee Plan”) is qualified in its entirety by the specific provisions of the 2001 Employee Incentive Compensation Plan, a copy of which is attached to this Proxy Statement as Appendix B.
      General. The Board of Directors and our shareholders approved the adoption of the 2001 Employee Plan in November 2000 and January 2001, respectively. Upon its initial adoption, 2,000,000 shares of common stock were reserved for issuance under the 2001 Employee Plan, and in 2003 and 2004 our shareholders approved an increase of 1,500,000 shares and 2,000,000 shares, respectively, in the number of shares reserved for issuance under the 2001 Employee Plan. In 2005 our shareholders approved an increase from 50,000 shares to 300,000 shares as the maximum number of shares that may be allotted to any individual pursuant to a restricted stock award during any fiscal year. As of November 30, 2005, awards covering 5,464,744 shares of common stock have been previously granted (less cancellations), thus leaving only 35,256 shares for future award under the 2001 Employee Plan. The Board believes that the proposed increase in the number of shares reserved for issuance is necessary for future awards under the 2001 Employee Plan to attract, retain and motivate participants in the 2001 Employee Plan.
      The closing price of a share of our common stock as reported on the New York Stock Exchange on November 30, 2005 was $28.89.
      Administration and Eligibility. The Compensation Committee of the Board of Directors acts as administrator of the 2001 Employee Plan. The Committee is composed of independent directors designated by the Board of Directors. The persons eligible to participate in the 2001 Employee Plan include our officers and employees and consultants, as may be selected from time to time by the Committee.

      Types of Awards. Under the 2001 Employee Plan, the Committee may award options (which may be either options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or those not intended to be incentive stock options); stock appreciation rights (“SARS”), restricted stock; performance shares and incentive bonuses.
      Terms of Awards. The Committee has the full and complete discretion to provide the terms and conditions of any award under the 2001 Employee Plan, provided that (i) the exercise price of an option or SAR cannot be less than 100% of the fair market value of a share of common stock on the date of grant; and (ii) performance shares must have an initial value equal to the fair market value of a share of common stock on the date of grant. Further, no restricted stock award made to any individual participant can exceed 300,000 shares of common stock in any one fiscal year and no more than 50,000 shares of common stock may be subject to any performance share award to any individual participant in any one fiscal year. All awards under the 2001 Employee Plan are generally nontransferable other than by will or the laws of descent and distribution. However, the Committee has the discretion to award non-statutory options that are transferable to members of a participant’s immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners.
      Change of Control. All options and SARs become fully exercisable, all shares of restricted stock and performance shares fully vest free of restrictions and all approved and accrued incentive bonuses become fully payable upon the occurrence of a Change of Control as defined in the 2001 Employee Incentive Compensation Plan. A “Change of Control” is defined generally as the happening of any of the following: (i) when any person (except any shareholder who, as of January 1, 2001, owned 10% or more of the combined voting power of the Company) becomes the beneficial owner of 20% or more of the combined voting power of us; (ii) when, during a period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the members of our Board of Directors cease for any reason other than death or disability to constitute at least a majority thereof; (iii) the acquisition of us or all or substantially all of our assets by a third party; or (iv) we file a report or proxy statement with the SEC disclosing that a change of control of us has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction.
      Capitalization Changes. In the event that shares of common stock are changed into or exchanged for a different kind or number of shares of stock or other securities of us as a result of a stock dividend, stock split, combination of shares, merger, consolidation, reorganization, recapitalization or other change in the capital structure of or by us, the Committee may adjust awards and the number of shares of common stock subject to the 2001 Employee Plan to preserve the benefits or potential benefits of awards thereunder.
Term; Amendments
      The 2001 Employee Plan will terminate automatically on November 27, 2010, and the Board of Directors may suspend or terminate the 2001 Employee Plan at any earlier time. The Board of Directors may amend the 2001 Employee Plan from time to time in its sole discretion, provided that, unless the requisite approval of shareholders is obtained, no amendment shall be made to the 2001 Employee Incentive Compensation Plan if such amendment would (i) increase the number of shares available for issuance under the 2001 Employee Plan or increase the limits applicable to awards under the 2001 Employee Plan; (ii) lower the exercise price of an option or SAR grant value below 100% of the fair market value of one share of common stock on the date of the award; (iii) remove the repricing restriction set forth in the 2001 Employee Plan; or (iv) require shareholder approval pursuant to applicable federal, state or local law or under rules of the New York Stock Exchange, if the shares of common stock are then listed on such exchange. No amendment shall adversely affect the rights of any participant under any award theretofore made under the 2001 Employee Plan, without the participant’s consent.
Federal Income Tax Consequences of the Issuance and Exercise of Options
      The following summary sets forth, in general, certain United States income tax consequences on the issuance and exercise of options under the 2001 Employee Incentive Compensation Plan. The following statements are based on current interpretations of existing United States income tax law. The law is technical and complex and the statements below represent only a general summary of some of the applicable provisions.
      Incentive Stock Options. An employee who receives an incentive stock option generally does not recognize taxable income on the date that the incentive stock option is granted or exercised (except that the alternative minimum tax provisions may apply to the employee). However, we cannot deduct the incentive stock option grant as compensation expense. If the incentive stock option is exercised more than three months after the employee has left the employ of us (the three month period is extended to 12 months in the event of disability and is waived in the event of death), the favorable tax treatment is not available to the employee.
      With respect to the disposition of the common stock received pursuant to the exercise of an incentive stock option, the tax treatment depends upon whether the shares of common stock were disposed of within the statutory holding period. The holding period is the later of two years from the date of the grant of the incentive stock option or one year from the date that the shares were transferred to the employee upon exercise. If the employee disposes of the stock received pursuant to the exercise of the incentive stock option after the expiration of the holding period, the employee will recognize as capital gain, income on the difference between the amount received as a result of the disposition over the employee’s basis in the stock. If the employee disposes of the shares prior to the expiration of the holding period, the employee must recognize as ordinary income the gain on the disposition of the common stock and we may deduct from income an amount equal to the amount that the employee recognized as ordinary income. We will not be entitled to any deduction in connection with any loss to the employee or the portion of any gain that is taxable to the employee as short-term or long-term capital gain.
      Non-Statutory Stock Options. A participant who is awarded a non-statutory stock option will generally incur no taxable income as a result of the grant thereof. We can claim no tax deduction on the date the nonstatutory stock option is granted. With the exception of those instances allowed in the 2001 Employee Incentive Compensation Plan, and discussed above, a non-statutory stock option is not transferable by the participant. If the non-statutory stock option is transferred in a non-arm’s length transaction, the participant may be required to realize ordinary income at the time of the transfer to the extent of the amount realized from the disposition of the non-statutory stock option. Upon the exercise of the non-statutory stock option, the participant will be required to recognize ordinary income equal to the excess of the fair market value of the shares of common stock on the exercise date over the exercise price of the non-statutory stock option. We will be entitled to a corresponding deduction equal to the amount of income recognized by the participant, provided we satisfy any federal income tax reporting requirements. Upon disposition of the common stock, any appreciation (or depreciation) occurring after the date the non-statutory stock option was exercised is treated as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares of common stock. Also, if the shares received upon the exercise of a non-statutory stock option are transferred to the participant subject to certain restrictions, then the taxable income realized by the participant, unless the participant elects otherwise, and our tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured based upon the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors, and 10% shareholders by Section 16(b) of the Securities Exchange Act of 1934, as amended, is such a restriction during the period prescribed thereby if other shares have been purchased by such individual within six months prior to the exercise of a non-statutory stock option. Ordinary income realized upon the exercise of a nonstatutory stock option is not an adjustment for alternative minimum tax purposes.

New Plan Benefits
New Plan Benefits
2001 Employee Incentive Compensation Plan
      The following table sets forth the benefits that were awarded to date under the 2001 Employee Plan during the fiscal year ended August 31, 2005 to each of (i) the officers listed in the Summary Compensation Table, (ii) all executive officers of the Company, as a group, and (iii) all employees of the Company, excluding executive officers, as a group.

Officers Listed in the	Number of Shares	Number of Shares of
Summary Compensation Table	Underlying Options	Restricted Stock

J. M. Bernhard, Jr.(1)	232,800	208,700
T.A. Barfield, Jr.(1)	111,600	103,100
Ebrahim Fatemizadeh	42,700	34,500
David L. Chapman	50,000	—
Dorsey Ron McCall	—	—
All executive officers of the Company, as a group	602,100	458,800
All employees of the Company, excluding executive officers, as a group	1,161,106	207,152

(1)	The restricted stock awards to Messrs. Bernhard and Barfield are contingent upon shareholder approval of an amendment to increase the share reserve under the 2001 Employee Plan.
Required Vote
      Approval of the proposed amendment to the 2001 Employee Plan requires the affirmative vote of a majority of the voting power of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. The enclosed form of proxy provides a means for the shareholders to vote for the proposed amendment, to vote against the proposed amendment or to abstain from voting with respect to the proposed amendment. Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein.
      THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE 2001 EMPLOYEE INCENTIVE COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.
PROPOSAL 4 — TO APPROVE THE 2005 NON-EMPLOYEE
DIRECTOR STOCK INCENTIVE PLAN
Introduction
      On January 6, 2005, the Board of Directors adopted the 2005 Non-Employee Director Stock Incentive Plan (the “2005 Non-Employee Director Plan”), subject to approval of the Company’s shareholders. A copy of the 2005 Non-Employee Director Plan is attached as Appendix C. The 2005 Non-Employee Director Plan is intended to replace our 1996 Non-Employee Director Stock Option Plan that was approved by the Company’s shareholders at the 1997 Annual Meeting of Shareholders (the “1996 Non-Employee Director Plan”). Approximately 147,000 shares of common stock are currently available for award under the 1996 Non-Employee Director Plan. The 1996 Non-Employee Director Plan will be superceded and replaced by the 2005 Non-Employee Director Plan, and the 147,000 remaining shares of common stock available under the 1996 Non-Employee Director Plan will be included in the shares reserved for issuance under the 2005 Non-Employee Director Plan, upon approval of the 2005 Non-Employee Director Plan by the Company’s shareholders. The 2005 Non-Employee Director Plan provides for the issuance of up to 300,000 shares of common stock over a ten-year period. Effective with the re-election of each of our non-employee directors at our 2005 Annual Meeting on January 24, 2005, an equity award under the 2005 Non-Employee Director Plan was made, and such awards are contingent upon shareholder approval at the 2006 Annual Meeting. If the 2005 Non-Employee Director Plan is approved by the Company’s shareholders, these awards will supercede and replace the awards made concurrently with the 2005 Annual Meeting under the 1996 Non-Employee Director Plan.
      The 2005 Non-Employee Director Plan provides for the annual grant to non-employee directors of stock options and phantom stock. The Board of Directors believes that the 2005 Non-Employee Director Plan will help align the interests of the Company’s non-employee directors with our shareholders and assist us in continuing to attract and retain highly qualified non-employee directors by affording them an opportunity to share in our future successes. The Board of Directors is recommending for approval of our shareholders the adoption of the Company’s 2005 Non-Employee Director Plan.
Summary of 2005 Non-Employee Director Plan
      The following general description of material features of the 2005 Non-Employee Director Plan is qualified in its entirety by reference to the provisions of the 2005 Non-Employee Director Plan set forth in Appendix C.
      Eligibility. Only members of the Board of Directors who are not officers or employees of us or our subsidiaries or affiliates will be granted awards under the 2005 Non-Employee Director Plan. At present, six (6) non-employee directors will receive awards under the 2005 Non-Employee Director Plan, if it is approved by shareholders.
      Administration. A Committee composed of one or more members of the Board of Directors who are not eligible to receive awards (the “Committee”) will administer the 2005 Non-Employee Director Plan. The 2005 Non-Employee Director Plan authorizes the Committee to adopt forms of award agreements to evidence awards under the 2005 Non-Employee Director Plan.
      Shares Reserved for Awards. The number of shares of common stock reserved and available for awards under the 2005 Non-Employee Director Plan will be 300,000 (less than .1%) of shares of common stock outstanding as of November 30, 2005). If any stock option or phantom stock award under the 2005 Non-Employee Director Plan is forfeited or expires without the delivery of common stock, the shares subject to such award will again be available for distribution under the 2005 Non-Employee Director Plan. As determined by the Committee, stock options may be exercised by payment in cash or by tendering common stock to us in full or partial payment of the exercise price.
      In the event that the shares of common stock are changed into or exchanged for a different kind of number of shares of stock or securities of us as the result of any stock dividend, stock split, combination of shares, exchange of shares, merger, consolidation, reorganization, recapitalization or other change in capital structure of or by us, the Committee may adjust awards and the number of shares of common stock subject to the 2005 Non-Employee Director Plan to preserve the benefits or potential benefits of awards thereunder to prevent the dilution or enlargement of such previously granted.
      Annual Awards. Assuming the 2005 Non-Employee Director Plan is approved by the Company’s shareholders (i) effective January 24, 2005 (the date of the 2005 Annual Meeting of Shareholders), (ii) on the date of the 2006 Annual Meeting of Shareholders, and (iii) each succeeding year, on the date of the Annual Meeting of Shareholders, each non-employee director will receive an award having an aggregate fair market value of $75,000, payable through the award of (i) an option to acquire that number of shares of common stock equal to the product of (A) .50 and (B) the quotient of 75,000 divided by the fair market value of a share of common stock on the date of such annual meeting; and (ii) a phantom stock award representing the right to receive that number of shares of common stock equal to the product of (A) .50 and (B) the quotient of 75,000 divided by the fair market value of a share of common stock on the date of such annual meeting.

      Stock Options. Stock options granted under the 2005 Non-Employee Director Plan will have an exercise price equal to the fair market value of a share of common stock on the date of grant. The term of each stock option will be 10 years. Each stock option will vest one (1) year from the date of the grant. Such stock options will be forfeited if the participant ceases to be a member of the Board of Directors prior to vesting.
      Phantom Stock Awards. Phantom stock awards granted under the 2005 Non-Employee Director Plan constitute the right to receive shares of the Company’s common stock, which vest one (1) year from the date of grant. Such phantom stock awards will be forfeited if the participant ceases to be a member of the Board of Directors prior to vesting.
Summary of Federal Income Tax Consequences
      The following summary sets forth, in general, certain United States income tax consequences on the issuance and exercise of options under the 2005 Non-Employee Director Plan. The following statements are based on current interpretations of existing Untied States income tax law. The law is technical and complex and the statements below represent only a general summary of some of the applicable provisions.
      Options. A participant who is awarded a non-statutory stock option will generally incur no taxable income as a result of the grant thereof. We can claim no tax deduction on the date of the non-statutory stock option is granted. With the exception of those instances allowed in the 2005 Non-Employee Director Plan, and discussed above, a non-statutory stock option is not transferable by the participant. If the non-statutory stock option is transferred in a non-arm’s length transaction, the participant may be required to realize ordinary income at the time of the transfer to the extent of the amount realized from the disposition of the non-statutory stock option. Upon the exercise of the non-statutory stock option, the participant will be required to recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price of the non-statutory stock option. We will be entitled to a corresponding deduction equal to the amount of income recognized by the participant, provided we satisfy any federal income tax reporting requirements. Upon disposition of the Common Stock, any appreciation (or depreciation) occurring after the date the non-statutory stock option was exercised is treated as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares of Common Stock. Also, if the shares received upon the exercise of a non-statutory stock option are transferred to the participant subject to certain restrictions, then the taxable income realized by the participant, unless the participant elects otherwise, and our tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured based upon the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors, and 10% shareholders by Section 16(b) of the Securities Exchange Act of 1934, as amended, is such a restriction during the period prescribed thereby if other shares have been purchased by such individual within six months prior to the exercise of a non-statutory stock option. Ordinary income realized upon the exercise of a non-statutory stock option is not an adjustment for alternative minimum tax purposes.
Other Information
      If approved by our shareholders, the 2005 Non-Employee Director Plan will be effective as of January 24, 2005. Any awards granted before the 2005 Non-Employee Director Plan expires may extend beyond the expiration date. The Board may amend the 2005 Non-Employee Director Plan at any time, provided that no such amendment will be made without shareholder approval if such approval is required under applicable law, regulation or stock exchange rule, or if such amendment would: (i) decrease the exercise price for stock options to less than fair market value on the date of grant; or (ii) increase the number of shares of common stock that may be issued under the 2005 Non-Employee Director Plan.

New Plan Benefits
      The following table sets forth benefits to be received by non-employee directors as of the 2006 Meeting of Shareholders:
New Plan Benefits
2005 Non-Employee Director Plan

	Dollar	Number of Shares
	Value(1)	of Common Stock(2)

Each individual non-employee director	$150,000	7,252
Non-employee directors as a group (6 in total)(3)	$900,000	43,512

(1)	Includes the award made as of January 24, 2005, subject to shareholder approval and the award to be made on the date of the 2006 Annual Meeting, if the 2005 Non-Employee Director Plan is approved.

(2)	The number of shares of common stock shown is based on (i) for the January 24, 2005 award, the closing price of a share of common stock on January 24, 2005 which was $16.11 per share, and (ii) for the awards to be made effective as of the 2006 Meeting, the closing price of a share of Common stock on November 30, 2005, which was $28.89 per share.

(3)	Assumes no change in the number of non-employee directors and that each non-employee director remains in office. Does not include 2006 award to be made to Mr. Hoffler if he is elected.
      The 2005 Non-Employee Director Plan provides that an award may not be transferred except in the event of a non-employee director’s death or unless otherwise required by law. The Committee has the discretionary authority to grant options that would be transferable to a director’s immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. Other terms and conditions of each award will be set forth in award agreements.
      On November 30, 2005 the closing price of the common stock as reported on the New York Stock Exchange was $28.89.
Required Vote
      Approval of the proposed 2005 Non-Employee Director Stock Plan requires the affirmative vote of a majority of the voting power of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. The enclosed form of proxy provides a means for the shareholders to vote for the proposed 2005 Non-Employee Director Stock Plan, to vote against the proposed 2005 Non-Employee Director Stock Plan or to abstain from voting with respect to the proposed 2005 Non-Employee Director Stock Plan. Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein.
      THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2005 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN.

Equity Compensation Plan Information
      The following table provides certain information as of August 31, 2005, with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

	A	B	C

			Number of Securities
			Remaining Available for
			Future Issuance Under
	Number of Securities to	Weighted Average	Equity Compensation Plans
	be Issued upon Exercise of	Exercise Price of	(Excluding Securities
Plan Category	Outstanding Options	Outstanding Options	Reflected in Column A)

Equity Compensation Plans Approved by Shareholders(1)	5,113,162	$15.44	679,694
Equity Compensation Plans Not Approved by Shareholders(2)	648,000	$21.39	349,500

Total	5,761,162	$16.11	1,029,194

(1)	Consists of the 1993 Employee Stock Option Plan, the 2001 Employee Incentive Compensation Plan and the 1996 Non-Employee Director Stock Option Plan. At August 31, 2005, of the number of securities remaining available for future issuance in column (C), 147,000 shares of common stock may be subject to awards under the 1996 Non-Employee Director Stock Option Plan, and 532,694 shares of common stock may be subject to SARs, restricted stock and performance share awards under the 2001 Employee Incentive Compensation Plan. In accordance with SEC rules, the information in this table with respect to the 2001 Employee Incentive Compensation Plan includes the securities previously authorized for issuance.

(2)	Consists solely of the Stone & Webster Acquisition Stock Option Plan. No stock options under this plan were awarded to our directors or executive officers.
      The Stone & Webster Acquisition Stock Option Plan. The Stone & Webster Acquisition Stock Option Plan (the “S&W Plan”) was implemented by the Board of Directors effective as of July 28, 2000, solely in connection with our acquisition of substantially all of the assets of Stone & Webster, Incorporated to award non-statutory stock options to (i) certain of our non-executive officers and key employees who contributed significantly to such acquisition and (ii) certain key employees of Stone & Webster who were retained by us. The S&W Plan is a non-shareholder approved plan. Stock option awards covering 1,061,000 shares of common stock were awarded at an exercise price of $21.00 per share (the fair market value per share of the common stock on the award date), and each award vests in four equal 25% annual installments beginning one year from the award date. All options are non-statutory options under Federal tax law. As of August 31, 2005, options covering 648,000 shares of common stock were outstanding under the S&W Plan, and options covering 73,500 shares had been exercised.
      The Compensation Committee of the Board of Directors acts as administrator of the S&W Plan. All options under the S&W Plan are generally non-transferable other than by will or the laws of descent and distribution. All options shall become fully exercisable upon the occurrence of a Change of Control as defined in the S&W Plan. A “Change of Control” is defined generally as the happening of any of the following: (i) when any person (except any shareholder who, as of January 1, 2001, owned 10% or more of the combined voting power of us) becomes the beneficial owner of 20% or more of the combined voting power of us; (ii) when, during a period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the members of our Board of Directors cease for any reason other than death or disability to constitute at least a majority thereof; (iii) the acquisition of us or all or substantially all of our assets by a third party; or (iv) we file a report or proxy statement with the SEC disclosing that a change of control of us has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction.
      In the event of a corporate transaction involving us (including any stock dividend, stock split, split-up, split-off, combination or exchange of shares, merger, consolidation, reorganization, recapitalization or other similar transactions), the Committee may adjust awards and the number of shares of common stock subject to the S&W Plan to preserve the benefits or potential benefits of awards thereunder.
      The S&W Plan will terminate automatically on July 28, 2010, and the Board of Directors may suspend or terminate the S&W Plan at any earlier time. The Board of Directors may amend the S&W Plan from time to time in its sole discretion unless the amendment would, under applicable federal, state or local law, require shareholder approval. Further, no amendment may impair the rights of any participant without his or her consent. The Committee has the authority under the S&W Plan to modify, extend or renew the terms of any outstanding option grants under the S&W Plan; however, no modification to an outstanding option may be made without the participant’s consent if such modification would impair the rights or obligations of the participant thereunder.
      Share issuances under the 1993 Employee Stock Option Plan, the 2001 Employee Incentive Compensation Plan and the 1996 Non-Employee Director Stock Option Plan will not reduce or otherwise affect the number of shares of common stock available for issuance under the S&W Plan, and share issuances under the S&W Plan will not reduce or otherwise effect the number of shares of common stock available for issuance under the 1993 Employee Stock Option Plan, the 2001 Employee Incentive Compensation Plan or the 1996 Non-Employee Director Stock Option Plan.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and certain beneficial owners of our common stock to file with the SEC reports of ownership and changes in ownership of our common stock. The reporting persons are required to furnish us with copies of all reports filed pursuant to Section 16.
      Based solely upon a review of such reports received by us and written representations to us from certain reporting persons, we believe that, during fiscal 2005, all filing obligations under Section 16 applicable to the reporting persons were complied with.
Compensation Committee Interlocks and Insider Participation
      No member of the Compensation Committee during fiscal 2005 or at present is or has been an officer or employee of Shaw or any of its subsidiaries. In addition, there are no Compensation Committee interlocks between Shaw and other entities involving Shaw’s executive officers and directors who serve as executive officers of such entities.
Auditor Services
      Our consolidated financial statements for the fiscal year ended August 31, 2005, were audited by the firm of Ernst & Young LLP (“Ernst & Young”) and such firm will remain as our independent auditor until replaced by the Board of Directors. Our Audit Committee annually considers and appoints our independent auditors. A representative of Ernst & Young is expected to be present at the Annual Meeting to respond to any appropriate questions and will have the opportunity to make a statement, if so desired.
      Ernst & Young’s report on our consolidated financial statements as of and for the fiscal years ended August 31, 2005, 2004, 2003 and 2002, did not contain an adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles.

Shareholder Proposals
      Any shareholder proposal to be considered by us for inclusion in the proxy materials for the 2007 Annual Meeting of Shareholders must be submitted in accordance with applicable regulations of the SEC and received by us at our principal executive offices no later than August 22, 2006.
      In order for a shareholder to bring any business or nominations before the Annual Meeting, certain conditions set forth in Article II, Section 7(b) of our by-laws must be complied with, including, but not limited to, the delivery of a notice to the Secretary not less than thirty (30) nor more than sixty (60) days in advance of the Annual Meeting, or if fewer than forty (40) days notice or prior disclosure of the date of the Annual Meeting is given or made to the shareholders, not later than the tenth day following the day on which the notice of the date of the Annual Meeting was mailed or such prior disclosure was made. The requirements as to the form and content of such advance notice are set forth in Article II, Section 7(b) of our by-laws, a copy of which may be obtained by contacting our Secretary at (225) 932-2500.
Confirmation of Beneficial Ownership
      As described below, the number of votes that each shareholder will be entitled to cast at the Annual Meeting will depend on the date on which the shares were acquired and whether or not there has been a change in beneficial ownership since the date of acquisition with respect to each of such holder’s shares.
      In certain cases, record ownership may change but beneficial ownership for voting purposes will not change. The articles of incorporation state the exceptions where beneficial ownership is deemed not to have changed upon the transfer of shares of common stock.
      Article IV of our articles of incorporation provides that each outstanding share of common stock will entitle the holder thereof to five votes on each matter properly submitted to the shareholders of us for their vote, waiver, release or other action; except that no holder of outstanding shares of common stock will be entitled to exercise more than one vote on any such matter in respect of any shares of common stock with respect to which there has been a change in beneficial ownership during the four years immediately preceding the date on which a determination is made of our shareholders who are entitled to vote or to take any other action. A change in beneficial ownership of an outstanding share of common stock will be deemed to have occurred whenever a change occurs in any person or persons who, directly or indirectly, through any contract, agreement, arrangement, understanding, relationship or otherwise has or shares any of the following:

(a)	voting power, which includes, without limitation, the power to vote or to direct the voting power of such share of common stock;

(b)	investment power, which includes, without limitation, the power to direct the sale or other disposition of such share of common stock;

(c)	the right to receive or to retain the proceeds of any sale or other disposition of such share of common stock; or

(d)	the right to receive or retain any distributions, including, without limitation, cash dividends, in respect of such share of common stock.
      Without limiting the generality of the foregoing, the following events or conditions will be deemed to involve a change in beneficial ownership of a share of common stock:

(a)	in the absence of proof to the contrary provided in accordance with certain procedures set forth below, a change in beneficial ownership will be deemed to have occurred (i) whenever an outstanding share of common stock is transferred of record into the name of any other person, and (ii) upon the issuance of shares in a public offering;

(b)	in the case of an outstanding share of common stock held of record in the name of a corporation, general partnership, limited partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, if it has not been established pursuant to the procedures set forth below that there has been no change in the person or persons who or that direct the exercise of the rights referred to in subparagraphs (a) through (d) inclusive, of the preceding paragraph with respect to such outstanding share of common stock during the four years immediately preceding the date on which a determination is made of our shareholders entitled to vote or to take any other action, then a change in beneficial ownership of such share of common stock shall be deemed to have occurred during such period;

(c)	in the case of an outstanding share of common stock held of record in the name of any person as a trustee, agent, guardian or custodian under the Uniform Gifts to Minors Act as in effect in any jurisdiction, a change in beneficial ownership will be deemed to have occurred whenever there is a change in the beneficiary of such trust, the principal of such agent, the ward of such guardian, the minor for whom such custodian is acting or a change in such trustee agent, guardian or custodian; or

(d)	in the case of outstanding shares of common stock beneficially owned by a person or group of persons who, after acquiring, directly or indirectly, the beneficial ownership of 5% of the outstanding shares of common stock, fails to notify the Company of such ownership within ten days after such acquisition, a change in beneficial ownership of such shares of common stock will be deemed to occur on each day while such failure continues.
      Notwithstanding any other provision in our articles of incorporation, to the contrary, no change in beneficial ownership of an outstanding share of common stock shall be deemed to have occurred solely as a result of:

(a)	any transfer of any interest in an outstanding share of common stock pursuant to a bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including, without limitation, a gift that is made in good faith and not for the purpose of circumventing the provisions of our articles of incorporation;

(b)	any changes in beneficiary of any trust, or any distribution of an outstanding share of common stock from trust, by reason of the birth, death, marriage or divorce of any natural person; the adoption of any natural person prior to age 18; or the passage of a given period of time or the attainment by any natural person of a specific age; or the creation or termination of any guardianship or custodial arrangement;

(c)	any appointment of a successor trustee, agent, guardian or custodian with respect to an outstanding share of common stock if neither such successor has, nor its predecessor had, the power to vote or to dispose of such share of common stock without further instructions from others;

(d)	any change in the person to whom dividends or other distributions in respect of an outstanding share of common stock are to be paid pursuant to the issuance or modification of a revocable dividend payment order;

(e)	any issuance of a share of common stock by us or any transfer by us of a share of common stock held in treasury other than in a public offering thereof, unless otherwise determined by the Board of Directors at the time of authorizing such issuance or transfer;

(f)	any giving of a proxy in connection with a solicitation of proxies subject to the provisions of Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(g)	any transfer, whether or not with consideration, among individuals related or formerly related by blood, marriage or adoption (“relatives”) or between a relative and any person controlled by one or more relatives where the principal purpose for the transfer is to further the estate tax planning objectives of the transferor or of relatives of the transferor;

(h)	any appointment of a successor trustee as a result of the death of the predecessor trustee (which predecessor trustee shall have been a natural person);

(i)	any appointment of a successor trustee who or which was specifically named in a trust instrument prior to December 8, 1993; or

(j)	any appointment of a successor trustee as a result of the resignation, removal or failure to qualify of a predecessor trustee or as a result of mandatory retirement pursuant to the express terms of a trust instrument; provided, that less than 50% of the trustees administering any single trust will have changed (including in such percentage the appointment of the successor trustee) during the four-year period preceding the appointment of such successor trustee.
      All determinations concerning changes in beneficial ownership, or the absence of any such change, shall be made by the Board of Directors or, at any time when we employ a transfer agent with respect to the shares of common stock, at our request, by such transfer agent on our behalf. In accordance with our articles of incorporation, written procedures to facilitate such determinations have been established and may be amended from time to time by the Board of Directors. Such procedures provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. We and any transfer agent will be entitled to rely on any and all information concerning beneficial ownership of the outstanding shares of common stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither we nor any transfer agent will be charged with any other knowledge concerning the beneficial ownership of outstanding shares of common stock.
      In the event of any stock split or stock dividend with respect to the outstanding shares of common stock, each share of common stock acquired by reason of such split or dividend will be deemed to have been beneficially owned by the same person from the same date as that on which beneficial ownership of the outstanding share or shares of common stock, with respect to which such share of common stock was distributed, was acquired. Each outstanding share of common stock, whether at any particular time the holder thereof is entitled to exercise five votes or one vote, shall be identical to all other shares of common stock in all respects, and together the outstanding shares of common stock constitute a single class of shares.
      By resolution duly adopted by the Board of Directors pursuant to the foregoing provisions of our articles of incorporation, the following procedures have been adopted for use in determining the number of votes to which a shareholder is entitled:

(a)	We may accept the written and signed statement of a shareholder to the effect that no change in beneficial ownership has occurred during the period following December 1, 2001, and until December 1, 2005, the date on which a determination is made of the shareholders of the Company who are entitled to vote or take any other action at the Annual Meeting. Such statement may be abbreviated to state only the number of shares to which such shareholder is entitled to exercise five votes or one vote.

(b)	In the event our General Counsel, in his sole discretion, taking into account the standards set forth in our articles of incorporation deems any such statement to be inadequate or for any reason deems it in the best interest of us to require further evidence of the absence of change of beneficial ownership during such period preceding the record date, he may require such additional evidence and, until it is provided in form and substance satisfactory to him, a change in beneficial ownership during such period shall be deemed to have taken place.

(c)	Information supplementing that contemplated by paragraph (a) and additional evidence contemplated by paragraph (b) may be provided by a shareholder at any time but must be furnished at least three (3) business days prior to any meeting of shareholders at which such shares are to be voted for any change to be effective at such meeting.
      Individual shareholders of record as of December 1, 2005 (i.e., those shareholders whose shares of common stock are not held by a broker or a bank or in nominee name) will be entitled to the number of votes per share as evidenced on our shareholder records. These shareholders of record may confirm to us, in accordance with the procedures set forth above, beneficial ownership in the event such shareholders believe that our shareholder records may not be accurate.
      Shareholders whose shares of common stock are held by brokers or banks or in nominee name are requested to confirm to us how many of the shares they owned as of December 1, 2005, were beneficially owned on or before December 1, 2001, entitling such shareholder to five (5) votes per share, and how many were acquired after December 1, 2001, entitling such shareholder to one (1) vote per share. IF NO CONFIRMATION OF BENEFICIAL OWNERSHIP IS RECEIVED FROM A SHAREHOLDER AT LEAST THREE (3) BUSINESS DAYS PRIOR TO THE ANNUAL MEETING, IT WILL BE DEEMED BY US THAT BENEFICIAL OWNERSHIP OF ALL SHARES WAS EFFECTED AFTER DECEMBER 1, 2001, AND THAT THE SHAREHOLDER WILL BE ENTITLED TO ONLY ONE VOTE FOR EACH SHARE. If a shareholder provides incorrect information, he or she may provide correct information at any time at least three (3) business days prior to the Annual Meeting to be held on January 27, 2006.
      If a shareholder has any questions concerning the foregoing procedures, the shareholder should contact our Secretary and General Counsel, Gary P. Graphia, by telephone at (225) 932-2500 (or toll free at (800) 747-3322) or by e-mailing: ir@shawgrp.com.
Other Matters
      As of the date of this Proxy Statement, the Board of Directors knows of no other matters, which may be properly, or are likely to be, brought before the Annual Meeting. However, if any proper matters are brought before the Annual Meeting, the persons named as proxies in the enclosed form of proxy will vote thereon as the Board of Directors recommends.
Annual Report
      The Annual Report to Shareholders containing our consolidated financial statements for the fiscal year ended August 31, 2005, has been mailed to shareholders prior to or with this Proxy Statement. However, the Annual Report does not form any part of the material for the solicitation of proxies.
      The Annual Report to Shareholders is available on our website at http://www.shawgrp.com and upon written request by a shareholder, the Company will provide without charge a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2005 (but not including exhibits), as filed with the SEC. Requests for copies of the Form 10-K should be addressed to Investor Relations, The Shaw Group Inc., 4171 Essen Lane, Baton Rouge, Louisiana 70809.
Householding of Annual Meeting Materials
      The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports, proxy statements, proxy statements combined with a prospectus or any information statements provided to shareholders) to households. This method of delivery, often referred to as “householding,” would permit Shaw to send a single annual report and/or a single proxy statement to any household at which two or more different shareholders reside or Shaw believes such shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the shareholder(s) must consent to the householding process. Each shareholder would continue to receive a separate notice of any meeting of shareholders and proxy card. The householding procedure reduces the volume of duplicate information you receive and reduces Shaw expenses. Shaw may institute householding in the future and will notify registered shareholders who will be affected by householding at that time.
      Many broker/ dealers and other holders of record have instituted householding. If your family has one or more “street name” accounts under which you beneficially own common shares of Shaw, you may have received householding information from your broker/ dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or Shaw’s 2005 Annual Report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

BY ORDER OF THE BOARD OF DIRECTORS

Gary P. Graphia, Secretary
Baton Rouge, Louisiana
December 19, 2005

APPENDIX A
The Shaw Group Inc.
Pre-approval of services to be provided by Independent Accountant
      The Committee is required to pre-approve the engagement of the Company’s independent accountant to perform any services for the Company or its subsidiaries. This pre-approval is required to be obtained prior to the engagement of the independent accountant. The Committee has determined to categorize the services that might be performed by the independent accountant in the following list. For engagements to provide services included in “Level 1”, the Committee must pre-approve the services. For engagements to provide services included in “Level 2”, the Committee has delegated its full authority to any single member of the Committee to pre-approve these services. All services pre-approved by a single member shall be reviewed by the Committee at the following Committee meeting.
Audit Services
      The Committee will pre-approve the auditors for recurring engagements annually as a matter of course. The Levels below are intended as minimums and generally would only be required for an unforeseen audit or for audit services performed outside of recurring annual audits.
Level 1

•	Audit of the annual consolidated financial statements of The Shaw Group Inc., including quarterly reviews

•	Any other audit services not specifically listed
Level 2

•	Consents to include the Independent Accountant’s report in Company filings with the SEC

•	Comfort letters

•	Statutory audits of foreign subsidiaries

•	Audits of wholly-owned consolidated entities (e.g., Shaw Constructors for State Contractors’ licenses)
Audit Related Services
Level 1

•	Audits of Employee Benefit Plans

•	Due diligence related to Mergers & Acquisition when fees exceed $200,000

•	Internal control reviews

•	Any other audit related services not specifically listed
Level 2

•	Due diligence related to Mergers & Acquisitions when fees do not exceed $200,000

•	Accounting assistance & audits in connection with proposed or consummated acquisitions when fees do not exceed $200,000

•	Consultation concerning financial accounting and reporting standards when fees do not exceed $200,000

A-1

Tax Services
Level 1

•	Tax compliance services related to the consolidated Shaw Group Federal tax return

•	Any other tax services not specifically listed
Level 2

•	Tax payment planning services when fees do not exceed $200,000

•	Tax consultation and tax planning services when fees do not exceed $200,000
Other Services
Level 1

•	Any other services when fees exceed $100,000
Level 2

•	Any other services when fees do not exceed $100,000
      Note: The Committee recognizes that for certain engagements, such as due diligence assistance related to mergers and acquisitions, the total fees are usually unknown. In these circumstances, a single engagement may be pre-approved at Level 2, and then as it becomes apparent that the fees will exceed he Level 2 limitations, a Level 1 “pre-approval” will need to be obtained. This provision is a practical recognition that certain engagements will require pre-approval in a very short time frame, while providing a reasonable limitation to ensure Level 2 pre-approval is provided for larger, more material engagements.

A-2

APPENDIX B
THE SHAW GROUP INC.
2001 EMPLOYEE INCENTIVE COMPENSATION PLAN
(as amended and restated through November 17, 2005, by the Board of Directors, subject to approval of the shareholders at the 2006 Annual Meeting of the Shareholders)

1.	Purpose of Plan.
      The Shaw Group Inc. 2001 Employee Incentive Compensation Plan has been established by the Company to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify participants’ interests with those of the Company’s other shareholders through compensation that is based on the Common Stock thereby promoting the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

2.	Definitions.
      Unless otherwise required by the context, the following terms when used in the Plan shall have the meanings set forth in this Section 2:

(a) “Agreement”: An agreement evidencing an Award in such form as adopted from time to time by the Committee pursuant to the Plan.

(b) “Award”: Any award or benefit granted under the Plan, including without limitation, the grant of Options, SARs, Restricted Stock, Performance Shares or Incentive Bonuses, or any combination thereof, under the Plan.

(c) “Board of Directors”: The Board of Directors of the Company.

(d) “Cause”: For purposes of the Plan, whether the termination of a Participant’s employment shall have been for Cause shall be determined by the Committee in its sole discretion, if said Participant has: (i) been convicted of, or has pleaded guilty or nolo contendere to a charge that he committed a felony under the laws of the United States or any state or a crime involving moral turpitude, including but not limited to fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company or its Subsidiaries; (ii) perpetrated a fraud against, or theft of property of the Company or any of its Subsidiaries; (iii) committed acts amounting to gross negligence, intentional neglect or willful misconduct in carrying out his duties and responsibilities as an employee of the Company or one or more of its Subsidiaries; (iv) willfully or persistently failed to attend to his duties as an employee of the Company or one or more of its Subsidiaries; or (v) as a result of his gross negligence or willful misconduct, committed any act that causes, or has knowingly failed to take reasonable and appropriate action to prevent, any material injury to the financial condition or business reputation of the Company or any of its Subsidiaries.

(e) “Change of Control”: For the purposes of the Plan, the term Change in Control shall mean the happening of any of the following:

(i) any “person” as defined in Section 3(a)(9) of the Exchange Act, and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act (but excluding any shareholder of record of the Company as of January 1, 2000, owning 10% or more of the combined voting power of the Company’s securities which are entitled to vote in the election of directors of the Company) directly or indirectly becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities which are entitled to vote with respect to the election of directors;

(ii) When, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason other than death or disability to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by operation of this provision;

(iii) The acquisition of the Company or all or substantially all of the Company’s assets by an entity other than the Company (or a Subsidiary) through purchase of assets, or by merger, or otherwise, except in the case of a transaction pursuant to which, immediately after the transaction, the Company’s shareholders immediately prior to the transaction own immediately after the transaction at least a majority of the combined voting power of the surviving entity’s then outstanding securities which are entitled to vote with respect to the election of directors of such entity; or

(iv) The Company files a report or proxy statement with the Commission pursuant to the Exchange Act disclosing in response to Form 8-K, Form 10-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction.

(f) “Code”: The Internal Revenue Code of 1986, as amended from time to time.

(g) “Commission”: The Securities and Exchange Commission.

(h) “Committee”: The Compensation Committee of the Board of Directors or such other committee appointed by the Board of Directors which meets the requirements set forth in Section 14.1 hereof.

(i) “Company”: The Shaw Group Inc., a Louisiana corporation.

(j) “Consultant”: Any professional advisor to the Company or its Subsidiaries as well as any employee, officer or director of a corporation that serves as an advisor, consultant or independent contractor to the Company or its Subsidiaries. The term “Consultant” shall not, however, include any director, officer or employee of the Company or its Subsidiaries.

(k) “Effective Date”: The date on which the Plan shall become effective as set forth in Section 16 hereof.

(l) “Exchange Act”: The Securities Exchange Act of 1934, as amended, together with all regulations and rules issued thereunder.

(m) “Exercise Price”: (i) In the case of an Option, the price per Share at which the Shares subject to such Option may be purchased upon exercise of such Option and (ii) in the case of an SAR, the price per Share which upon grant, the Committee determines shall be used in calculating the aggregate value which a Participant shall be entitled to receive upon exercise of such SAR.

(n) “Fair Market Value”: As applied to a specific date, the fair market value of a Share on such date as determined in good faith by the Committee in the following manner:

(i) If the Shares are then listed on any national or regional stock exchange, the Fair Market Value shall be the last quoted sales price of a Share on the date in question, or if there are no reported sales on such date, on the last preceding date on which sales were reported;

(ii) If the Shares are not so listed, then the Fair Market Value shall be the mean between the bid and ask prices quoted by a market maker or other recognized specialist in the Shares at the close of the date in question; or

(iii) In the absence of either of the foregoing, the Fair Market Value shall be determined by the Committee in its absolute discretion after giving consideration to the book value, the revenues, the earnings history and the prospects of the Company in light of market conditions generally.
      The Fair Market Value determined in such manner shall be final, binding and conclusive on all parties.

(o) “Incentive Bonus”: An Award granted pursuant to Section 8 of the Plan.

(p) “ISO”: An Option intended to qualify as an “incentive stock option,” as defined in Section 422 of the Code or any statutory provision that may replace such Section and designated as an incentive stock option by the Committee.

(q) “Officer”: An officer of the Company or its Subsidiaries meeting the definition of “officer” in Rule 16a-1(f) (or any successor provision) promulgated by the Commission under the Exchange Act.

(r) “NQSO”: An Option not intended to be an ISO and designated as a nonqualified stock option by the Committee.

(s) “Option”: Any ISO or NQSO granted under the Plan.

(t) “Participant”: An officer or other employee of or Consultant to the Company or any of its Subsidiaries who has been granted an Award under the Plan.

(u) “Performance Measures”: The Performance Measures described in Section 9.1 of the Plan.

(v) “Performance Period”: For the purposes of the grant of Performance Shares, the time period during which the applicable performance goal(s) must be met.

(w) “Performance Shares”: An Award granted pursuant to Section 7 of the Plan.

(x) “Plan”: This The Shaw Group Inc. 2001 Employee Incentive Compensation Plan, as the same may be amended from time to time.

(y) “Related”: (i) In the case of an SAR, an SAR that is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another SAR; and (ii) in the case of an Option, an Option with respect to which and to the extent an SAR is exercisable, in whole or in part, in lieu thereof, has been granted.

(z) “Restricted Stock”: Shares which have been awarded to a Participant under Section 6 hereof.

(aa) “Restriction Period”: The time period during which Restricted Stock awarded under the Plan must be held before it becomes fully vested, unless additional conditions have been placed upon the vesting thereof.

(bb) “SAR”: A stock appreciation right awarded to a Participant under Section 5.3 hereto.

(cc) “Shares”: Shares of the Company’s authorized but unissued or reacquired no par value per share common stock, or such other class or kind of shares or other securities as may be applicable pursuant to the provisions of Section 4.4 hereof.

(dd) “Subsidiary”: Any “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

3.	Participation.
      Participants shall be selected by the Committee from the officers (whether or not they are directors), employees of the Company or its Subsidiaries (either full or part-time) and Consultants. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee first performs such services.

4.	Shares Subject to Plan.
      4.1     Shares Subject to the Plan. The maximum number of Shares that may be delivered to Participants and their beneficiaries pursuant to the Plan shall be equal to 9.5 million shares of Common Stock. The limitations established by the preceding sentence shall be subject to adjustment as provided in Section 4.4 of the Plan.
      4.2     Accounting for Number of Shares. For purposes of determining the aggregate number of Shares available for delivery to Participants pursuant to the Plan, any Shares granted under the Plan which are forfeited back to the Company because of the failure to meet an award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. Any Shares covered by an Award (or portion of an Award) granted under the Plan, which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Likewise, if any Option is exercised by tendering Shares to the Company as full or partial payment in connection with the exercise of an Option under this Plan or the Prior Plan, only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Further, Shares issued under the Plan through the settlement, assumption or substitution of outstanding Awards or obligations to grant future Awards as a result of acquiring another entity shall not reduce the maximum number of Shares available for delivery under the Plan.
      4.3     Maximum Total Option and SAR Awards. Notwithstanding the provisions of Section 4.1, over the term of the Plan, the total number of Shares that may be issued upon exercise of all Options and SARs granted under the Plan shall not exceed 9.5 million shares of Common Stock (as adjusted to reflect a two-for-one Common Stock split distributed on December 15, 2000). The limitations in this Section 4.3 shall be subject to adjustment as provided in Section 4.4 below.
      4.4     Adjustments. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, or other similar transactions or award), the Committee may adjust Awards as well as the total number of shares subject to the Plan to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of Shares (or other securities or property) which may be delivered under the Plan; (ii) adjustment of the number and kind of Shares (or the securities or property) subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable, in its sole discretion.

5.	Awards of Options and SARs.
      5.1     General Terms and Conditions. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and SARs and to provide any and all terms and conditions (which need not be identical among the Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions:

(a) The Exercise Price of the Option or SAR, which may not be less than 100% of the Fair Market Value per Share at the date of grant of the Option or SAR;

(b) The number of Shares subject to, and the expiration date of, the Option or SAR;

(c) The manner, time and rate (cumulative or otherwise) of exercise of the Option or SAR; provided, however, that except as otherwise specified in the Plan, no Option or SAR awarded to a Participant who is an Officer shall expressly provide for exercise prior to the expiration of six months from the date of grant; and

(d) The restrictions or conditions (such as performance goals), if any, to be placed upon the Option or SAR, the exercisability of the Option or SAR or upon the Shares which may be issued upon exercise of the Option or SAR. The Committee may, as a condition of granting an Option or SAR, require that a

Participant agree not to thereafter exercise one or more Options or SARs previously granted to such Participant.

      5.2     Maximum Award of Options and SARs. The number of Shares that may be allotted by the Committee pursuant to Options and SARs awarded to any individual Participant shall not exceed, in any fiscal year, 2.0 million Shares (as adjusted to reflect a two-for-one Common Stock Split distributed on December 15, 2000) (subject to further adjustment pursuant to Section 4.4 of the Plan). If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a Share cancels the tandem SAR or Option right, respectively, with respect to such Share, the tandem Option and SAR rights with respect to such Share shall be counted as covering but one Share for purposes of applying the limitations of this Section 5.2.
      5.3     SAR Awards.
      (a) Grant of SARs. An SAR shall, upon its exercise, entitle the Participant to whom such SAR was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Fair Market Value of such Shares on date of exercise) shall equal the amount by which the Fair Market Value per Share on the date of such exercise shall exceed the Exercise Price of such SAR multiplied by the number of Shares with respect of which such SAR shall have been exercised. An SAR may be related to an Option or may be granted independently of an Option, as the Committee shall from time to time in each case determine. A Related SAR may be granted at the time of grant of an Option or, in the case of an NQSO, at any time thereafter during the term of the NQSO.
      (b) Related SARs. The Exercise Price of a Related SAR shall be the same as the Exercise Price of the Related Option. A Related SAR shall be exercisable only at such time or times and only to the extent that the Related Option is exercisable and then only when the Fair Market Value per Share on the date of exercise exceeds the Exercise Price. A Related SAR shall expire no later than the Related Option. Upon exercise of a Related SAR, in whole or in part, the Related Option shall be cancelled automatically to the extent of the number of Shares covered by such exercise, and such Shares shall no longer be available for delivery pursuant to future Awards. Conversely, if the Related Option is exercised, in whole or in part, the Related SAR shall be cancelled automatically to the extent of the number of Shares covered by the Option exercise.
      5.4     Exercise of Options and SARs.
      (a) General Exercise Rights. Except as provided in Section 5.9, an Option or SAR ranted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option or SAR was granted only by such Participant, and except as provided in Section 5.4(c) and Section 5.9 hereof, no Option or SAR may be exercised unless at the time such Participant exercises such Option or SAR, such Participant is an employee of and has continuously since the grant thereof been an employee of, the Company or an any of its Subsidiaries. Transfer of employment between Subsidiaries or between Subsidiary and the Company shall not be considered an interruption or termination of employment for any purpose under this Plan. Neither shall a leave of absence at the request, or with the approval, of the Company or Subsidiary be deemed an interruption or termination of employment, so long as the period of such leave does not exceed 90 days, or, if longer, so long as the Participant’s right to re-employment with the Company or Subsidiary is guaranteed by contract. An Option or SAR also shall contain such conditions upon exercise (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 (or any successor rule) promulgated by the Commission.
      (b) Notice of Exercise. An Option or SAR may not be exercised with respect to less than 100 Shares, unless the exercise relates to all Shares covered by the Option or SAR at the date of exercise. An Option or SAR may be exercised by delivery of a written notice to the Company, which shall state the election to exercise the Option or SAR and the number of whole Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option or SAR. In the case of an exercise of an Option or SAR, such notice shall either: (i) if applicable, be accompanied by payment of the full Exercise Price and all applicable withholding taxes, in which event the Company shall deliver any certificate(s)

representing Shares to which the Participant is entitled as a result of the exercise as soon as practicable after the notice has been received; or (ii) fix a date (not less than 5 nor more than 15 business days from the date such notice has been received by the Company) for the payment of the full Exercise Price and all applicable withholding taxes, against delivery by the Company of any certificate(s) representing Shares to which the Participant is entitled to receive as a result of the exercise. Payment of such Exercise Price and withholding taxes shall be made as provided in Sections 5.4(d) and 13, respectively. In the event the Option or SAR shall be exercised pursuant to Section 5.4(c)(i) or Section 5.9 hereof, by any person or persons other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option or SAR.
      (c) Exercise after Termination of Employment. Except as otherwise determined by the Committee at the date of grant of the Option or SAR and as is provided in the applicable Agreement evidencing the Award, upon termination of a Participant’s employment with the Company or any of its Subsidiaries, such Participant (or in the case of death, the person(s) to whom the Option is transferred by will or the laws of descent and distribution) may exercise such Option or SAR during the following periods of time (but in no event after the expiration date of such Option or SAR) to the extent that such Participant was entitled to exercise such Option or SAR (or portion thereof) at the date of such termination (i.e., the Option or SAR (or portion thereof) must be “vested” at the time of termination to be exercisable thereafter):

(i) In the case of termination as a result of death, disability or retirement of the Participant, the Option or SAR shall remain exercisable for a one-year period following such termination; for this purpose, “disability” shall exist when the Participant is unable to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee in its sole discretion, and “retirement” shall mean voluntary retirement at or after the Participant’s normal retirement date as determined by the Committee in its sole discretion;

(ii) In the case of termination for Cause, the Option shall immediately terminate and shall no longer be exercisable; and

(iii) In the case of termination for any reason other than those set forth in subparagraphs (i) and (ii) above, the Option or SAR shall remain exercisable for three months after the date of termination.
To the extent the Option or SAR is not exercised within the foregoing periods of time, the Option or SAR shall automatically terminate at the end of the applicable period of time. Notwithstanding the foregoing provisions, failure to exercise an ISO within the periods of time prescribed under Sections 421 and 422 of the Code shall cause an ISO to cease to be treated as an “incentive stock option” for purposes of Section 421 of the Code.
      (d) Payment of Option Exercise Price. Upon the exercise of an Option, payment of the Exercise Price shall be made either (i) in cash (by a certified check, bank draft or money order payable in United States dollars), (ii) with the consent of the Committee and subject to Section 5.4(e) hereof, by delivering the Participant’s duly-executed promissory note and related documents, (iii) with the consent of the Committee, by delivering Shares already owned by the Participant valued at Fair Market Value as of the date of exercise, (iv) with the consent of the Committee, by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of such shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sales proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise, or (v) by a combination of the foregoing forms of payment.
      (e) Payment with Loan. The Committee may, in its sole discretion, assist any Participant in the exercise of one or more Options granted to such Participant under the Plan by authorizing the extension of a loan to such Participant from the Company. Except as otherwise provided in this Section 5.4(e), the terms of any loan (including the interest rate and terms of repayment) shall be established by the Committee in its sole discretion. Any such loan by the Company shall be with full recourse against the Participant to whom the loan is granted, shall be secured in whole or in part by the Shares so purchased, and shall bear interest at a rate not less than the minimum interest rate required at the time of purchase of the Shares in order to avoid having imputed interest or original issue discount under Sections 483 or 1272 of the Code. In addition, any such loan by the Company shall become immediately due and payable in full, at the option of the Company, upon termination of the Participant’s employment with the Company or its Subsidiaries for any reason or upon the sale of any Shares acquired with such loan to the extent of the cash and fair market value of any property received by the Participant in such sale. The Committee may make arrangements for the application of payroll deductions from compensation payable to the Participant to amounts owing to the Company under any such loan. Until any loan by the Company under this Section 5.4(e) is fully paid in cash, the Shares shall be pledged to the Company as security for such loan and the Company shall retain physical possession of the stock certificates evidencing the Shares so purchased together with a duly executed stock power for such Shares. No loan shall be made hereunder unless counsel for the Company shall be satisfied that the loan and the issuance of Shares funded thereby will be in compliance with all applicable federal, state and local laws, and such counsel shall be consulted prior to the funding of any such loan.
      5.5     Settlement of Awards of Options and SARs. Settlement of Awards of Options and SARs is subject to Section 10.
      5.6     Options or SARs Awarded to Consultants. Any provision of this Section 5 to the contrary notwithstanding, (i) an Option or SAR may be exercised at any time by a Participant who is a Consultant during the applicable period in the manner provided in Section 5.4(b) above; provided, that in the event of the death of a Participant who is a Consultant, the Option or SAR may be exercised by the executors or administrators of the estate of such Consultant or by the person or persons who shall have acquired the Option or SAR directly by bequest or inheritance; and (ii) the Exercise Price for an Option or SAR awarded to a Consultant must be paid in cash (by a certified check, bank draft of money order).
      5.7     Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any Shares issuable on exercise of an Option or SAR until the date of the issuance of a stock certificate to the Participant for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 4.4 hereof.
      5.8     Special Provisions for ISOs.
      Any provision of the Plan to the contrary notwithstanding, the following special provisions shall apply to all ISOs granted under the Plan:
      (a) The Option must be expressly designated as an ISO by the Committee and in the Agreement evidencing the Option;
      (b) No ISO shall be granted more than ten years from the Effective Date of the Plan and no ISO shall be exercisable more than ten years from the date such ISO is granted;
      (c) The Exercise Price of any ISO shall not be less than the Fair Market Value per Share on the date such ISO is granted;
      (d) Any ISO shall not be transferable by the Participant to whom such ISO is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant’s lifetime only by such Participant;
      (e) No ISO shall be granted to any individual who, at the time such ISO is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary unless the Exercise Price of such ISO is at least 110% of the Fair Market Value per Share at the date of grant and such ISO is not exercisable after the expiration of five years from the date such ISO is granted;
      (f) The aggregate Fair Market Value (determined as of the time any ISO is granted) of any Company stock with respect to which any ISOs granted to a Participant are exercisable for the first time by such Participant during any calendar year (under this Plan and all other stock option plans of the Company and any of its Subsidiary and any predecessor of any such corporations) shall not exceed $100,000 as required under Section 422(d)(i) of the Code. (To the extent the $100,000 limit is exceeded, the $100,000 in Options, measured as described above, granted earliest in time will be treated as ISOs); and
      (g) any other terms and conditions as may be required in order that the ISO qualifies as an “incentive stock option” under Section 422 of the Code or successor provision.
      Notwithstanding the provisions of Section 5.4(c)(i), the favorable tax treatment available pursuant to Section 422 of the Code upon the exercise of an ISO will not be available to a Participant who exercises any ISO more than (i) 12 months after the date of termination of employment due to the Participant’s disability, or (ii) three months after the date of termination of employment due to retirement of the Participant.
      5.9     Limited Transferability. No Option or SAR, nor any interest therein, may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee shall have the discretionary authority to grant NQSOs and SARs (that are not Related to an ISO) that are transferable by the Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members, or a partnership in which such family members were the only partners. The holder of an NQSO or SAR transferred pursuant to this Section 5.9 shall be bound by the terms and conditions that govern the NQSO or SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the NQSO or SAR except by will or the laws of descent and distribution.

6.	Restricted Stock.
      6.1     General Terms/Conditions. The Committee may, in its discretion, grant one or more Awards of Restricted Stock to any Participant. Each Award of Restricted Stock shall be evidenced by an Agreement which shall specify the number of Shares to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such Shares by the Participant, the Restriction Period and any other conditions imposed on such Shares as the Committee, in its discretion, shall determine. Notwithstanding the foregoing, the Committee shall impose upon each Award of Restricted Stock made to a Participant who is an Officer a Restriction Period expiring no earlier than six months after the date of grant of the Restricted Stock.
      6.2     Maximum Award of Restricted Stock. The maximum number of Shares that may be allotted by the Committee pursuant to Restricted Stock awarded to any individual Participant shall not exceed, in any fiscal year, 300,000 Shares (subject to further adjustment as provided in Section 4.4 of the Plan).
      6.3     Restrictions and Forfeitures.
      (a) Shares included in Restricted Stock Awards may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until such Shares have fully vested.
      (b) Participants holding shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Restriction Period. During the Restriction Period, Participants holding shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock is designed to comply with one or more of the Performance Measures set forth in Section 9.1, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, such that the dividends and/or the Restricted Stock maintain eligibility under Section 162(m) of the Code.
      (c) In the event that the Participant shall have paid any cash for the Restricted Stock, the Agreement shall specify whether and to what extent such cash shall be returned upon a forfeiture (with or without an earnings factor).
      (d) The Restricted Stock shall be evidenced by a stock certificate registered only in the name of the Participant, which stock certificate shall be held by the Company until the Restricted Stock has fully vested.

      (e) The occurrence of any of the following events shall cause the immediate vesting of the Restricted Stock:

(i) the death of the Participant;

(ii) the retirement of the Participant on or after the Participant’s normal retirement date;

(iii) the disability of the Participant.
      For the purposes of this Subsection, the term “disability” shall be defined as such term is defined in Section 5.4(c)(i). Notwithstanding the foregoing, to the extent a condition(s) other than a Restriction Period has been imposed by the Committee upon the Restricted Stock, the occurrence of the foregoing shall not cause immediate vesting unless and until such condition(s) has been met.
      (f) A Restricted Stock Award shall be entirely forfeited by the Participant in the event that prior to vesting, the Participant breaches any terms or conditions of the Plan, the Participant resigns from or is terminated by the Company, or any condition(s) imposed upon vesting are not met.
      6.4     Legend on Certificates. Each certificate evidencing a Restricted Stock Award under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of Common Stock represented hereby are subject to the terms and conditions (including forfeiture) contained in The Shaw Group Inc. 2001 Employee Incentive Compensation Plan and a Restricted Stock Agreement entered into between the registered owner and The Shaw Group Inc. Copies of such Plan and Agreement are on file in the offices of the Secretary of The Shaw Group Inc., 4171 Essen Lane, Baton Rouge, Louisiana 70809.”
      6.5     Section 83(b) Elections. Within 30 days after the issuance of shares of Restricted Stock to a Participant under the Plan, the Participant shall decide whether or not to file an election pursuant to Section 83(b) of the Code and Treasury Regulation Section 1.83-2 (and state law counterparts) with respect to such Restricted Stock. If the Participant does file such an election, the Participant shall promptly furnish the Company with a copy of such election.

7.	Performance Shares.
      7.1     Grant of Performance Shares. Subject to the terms of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, provided that no more than 50,000 Shares (as adjusted to reflect a two-for-one Common Sock split distributed on December 15, 2000) (subject to further adjustment as provided in Section 4.4 of the Plan) may be subject to any Performance Share Awards granted to any individual Participant in any fiscal year.
      7.2     Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares that will be paid out to the Participant.
      7.3     Earning of Performance Shares. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive payout on the number and value of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
      7.4     Form and Timing of Payment of Performance Shares. Payment of earned Performance Shares shall be made in a single lump sum following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the

Committee with respect to the form of payout of such Awards shall be set forth in the Agreement pertaining to the grant of the Award of Performance Shares.
      At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 6 hereof). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.
      7.5     Termination of Employment Due to Death, Disability, or Retirement. Unless determined otherwise by the Committee and set forth in the Agreement evidencing an Award of Performance Shares, in the event the employment of a Participant is terminated by reason of death, disability, or retirement during a Performance Period, the Participant or his legal representative shall receive a payout of the Performance Shares which is prorated, as specified by the Committee, in its sole discretion. For purposes of this Section 7.5, the term “disability” shall be defined as such term is defined in Section 5.4(c)(i).
      Payment of earned Performance Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the Agreement evidencing such Award. Notwithstanding the foregoing, with respect to Performance Shares that have been awarded with the intention of qualifying as “performance-based compensation” under Section 162(m) of the Code to a Participant who retires during a Performance Period, payment shall be made pursuant to such Performance Share Award at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.
      7.6     Termination of Employment for Other Reasons. In the event that a Participant’s employment terminates for any reason other than those reasons set forth in Section 7.5 above, all Performance Shares shall be forfeited by the Participant to the Company unless determined otherwise by the Committee, as set forth in the Agreement evidencing such Award.
      7.7     Non-Transferability. Except as otherwise provided in an Agreement evidencing such Award of Performance Shares, Performance Shares may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until such Performance Shares have fully vested. Further, except as otherwise provided in an Agreement evidencing such Award of Performance Shares, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

8.	Incentive Bonuses.
      8.1     Awards of Incentive Bonuses. The Committee shall have the discretionary authority to designate Participants to whom Incentive Bonuses are to be paid. Incentive Bonuses shall be determined exclusively by the Committee pursuant to procedures established by the Committee; provided, however, that for any fiscal year, no individual Participant may receive Incentive Bonuses aggregating more than $5 million.
      8.2     Terms and Conditions. The Committee, at the time an Incentive Bonus is made, shall specify the terms and conditions that govern the granting thereof. Such terms and conditions may include, by way of example and not limitation, requirements that the Participant complete a specified period of employment with the Company or a Subsidiary, or that the Company or Subsidiary or the Participant attain stated objectives or goals as a prerequisite to payment under an Incentive Bonus. The Committee, at the time the Incentive Bonus is granted shall also specify what amount shall be payable under the Incentive Bonus and whether amounts shall be payable in the event of the Participant’s death, disability or retirement.
      8.3     Settlement of Incentive Bonuses. Settlement of Incentive Bonuses is subject to Section 1

9.	Performance-Based Compensation.
      9.1     Performance Measures. The Committee may designate whether an Award being granted to any Participant is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated by the Committee to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code Section 162(m). The Performance Measures that may be used by the Committee for such Awards shall be based on any one or more of the following, as selected by the Committee:

(a) Earnings per share;

(b) Net income (before or after taxes);

(c) Return measures (including, but not limited to, return on assets, capital, equity or sales);

(d) Earnings before or after taxes;

(e) Share price (including, but not limited to, growth measure and total shareholder return);

(f) Gross revenues;

(g) Working capital measures; or

(h) Backlog.
For Awards under this Section 9 intended to be “performance-based compensation”, (i) the grant of the Awards and the establishment of the Performance Measures shall be made during the period required by Section 162(m) of the Code and (ii) the Committee shall certify in writing that the Performance Measure has been met. The Committee shall have the discretion to define the Performance Measures on a corporation or subsidiary or business division basis or in comparison with peer group performance.
      9.2     Board Authority. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Board of Directors of the Company shall have the sole discretion to make changes in the Performance Measures without shareholder approval.

10.	Settlement of Awards.
      The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Common Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine, in its sole discretion. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions, and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

11.	Consultants.
      An Award made to a Consultant hereunder must be supported by bona fide services actually rendered by the Company to the Consultant. However, in no event shall an Award be made to a Consultant (i) for services rendered by the Consultant in connection with the offer or sale of securities in a capital raising transaction or (ii) who directly or indirectly promotes or maintains a market for the Company’s securities.

12.	Government Regulations.
      This Plan, the granting of Awards under this Plan and the issuance or transfer of Shares (and/or the payment of money) pursuant thereto are subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including without limitation “no action” positions of the Commission) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Awards may be granted under this Plan, and no Shares shall be issued by the Company, pursuant to or in connection with any such Award, unless and until, in each such case, all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Company, been complied with. In connection with any stock issuance or transfer, the person acquiring the Shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect of such matters as the Company may deem desirable to assure compliance with all applicable legal requirements. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing or for quotation on any stock exchange or automated quotation system on which Shares may then be listed or quoted, and (ii) the completion and effectiveness of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

13.	Tax Withholding.
      The Company shall have the right to withhold from amounts due Participants, or to collect from Participants directly, the amount which the Company deems necessary to satisfy any taxes required by law to be withheld at any time by reason of participation in the Plan, and the obligations of the Company under the Plan shall be conditional on payment of such taxes. The Participant may, prior to the due date of any taxes, pay such amounts to the Company in cash, or with the consent of the Committee, in Shares (which shall be valued at their Fair Market Value on the date of payment). There is no obligation under this Plan that any Participant be advised of the existence of the tax or the amount required to be withheld. Without limiting the generality of the foregoing, in any case where it determines that a tax is or will be required to be withheld in connection with the issuance or transfer or vesting of Shares under this Plan, the Company may pursuant to such rules as the Committee may establish, reduce the number of such Shares so issued or transferred by such number of Shares as the Company may deem appropriate in its sole discretion to accomplish such withholding or make such other arrangements as it deems satisfactory. Notwithstanding any other provision of this Plan, the Committee may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 (or successor provision) promulgated by the Commission.

14.	Administration of Plan.
      14.1     The Committee. The Plan shall be administered by the Committee, which shall be comprised of two or more members of the Board of Directors, each of whom shall be a “Non-Employee Director” as defined in Rule 16b-3(b)(3) (or any successor provision) promulgated by the Commission and each of whom shall qualify as an “outside director” as defined in Section 162(m) of the Code.
      14.2     Committee Action. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business, and any determination or action may be taken at a meeting by a majority vote or may be taken without a meeting by a written resolution signed by all members of the Committee. All decisions and determinations of the Committee shall be final, conclusive and binding upon all Participants and upon all other persons claiming any rights under the Plan with respect to any Award. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for willful misconduct in the performance of their duties.
      14.3     Committee Authority. In amplification of the Committee’s powers and duties, but not by way of limitation, the Committee shall have full authority and power to:
      (a) Construe and interpret the provisions of the Plan and establish, amend and rescind rules and regulations relating to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan not inconsistent with the Plan;
      (b) Decide all questions of eligibility for Plan participation and for the grant of Awards;
      (c) Determine the types of Awards and the number of Shares covered by the Awards, if any, to be granted to any Participant, to establish the terms, conditions, Performance Measures, restrictions and other provisions of such Awards, and (subject to the restrictions imposed by Section 17) to cancel or suspend Awards;
      (d) Adopt forms of agreements and other documents consistent with the Plan;
      (e) Engage agents to perform legal, accounting and other such professional services as it may deem proper for administering the Plan; and
      (f) Take such other actions as may be reasonably required or appropriate to administer the Plan or to carry out the Committee activities contemplated by other sections of this Plan.
      14.4     Indemnification. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the Board of Directors and the members of the Committee shall be indemnified by the Company against the reasonable expenses, including court costs and reasonable attorneys’ fees, actually incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except where such indemnification is expressly prohibited by applicable law.

15.	Change of Control.
      Subject to the provisions of Section 4.4 (relating to the adjustment of Shares), or except as otherwise provided in the Agreement evidencing the Award, upon the occurrence of a Change of Control:
      (a) all outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable,
      (b) all outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable,
      (c) all Restricted Stock and Performance Shares shall become fully vested, and
      (d) All Incentive Bonuses that have been approved and accrued shall become fully payable.

16.	Effective Date and Shareholder Approval.
      The Effective Date of the Plan shall be November 27, 2000 (the date the Plan was approved by the Board of Directors) subject to receipt within one year of such date the approval of the Plan by the holders of a majority of the total voting power of the voting securities of the Company present in person or represented by proxy at a meeting of shareholders at which the approval of such Plan is considered.

17.	Amendment and Termination.
      17.1     The Plan
      (a) Amendment. The Board of Directors may amend the Plan from time to time in its sole discretion, provided that, unless the requisite approval of shareholders is obtained, no amendment shall be made to the Plan if such amendment would (i) increase the number of Shares available for issuance under the Plan or increase the limits applicable to Awards under the Plan, in each case, except as provided in Section 4.4; (ii) lower the Exercise Price of an Option or SAR grant value below 100% of the Fair Market Value of one Share on the date of the Award, except as provided in Section 4.4; (iii) remove the repricing restriction set forth in Section 17.2; or (iv) require shareholder approval pursuant to applicable federal, state or local law or under rules of the New York Stock Exchange, if the Shares are then listed on such exchange. No amendment shall adversely affect the rights of any Participant under any Award theretofore made under the Plan, without the Participant’s consent.
      (b) Termination. The Plan shall terminate automatically on the tenth anniversary of the Effective Date, and the Board of Directors may suspend or terminate the Plan at any earlier time. Upon termination of the Plan, no additional Awards shall be granted under the Plan; provided, however, that the terms of the Plan shall continue in full force and effect with respect to outstanding Awards and Shares issued under the Plan.
      17.2     Awards. Subject to the terms and conditions and the limitations of the Plan, the Committee may in the exercise of its sole discretion modify, extend or renew the terms of outstanding Awards granted under the Plan, or accept the surrender of outstanding Awards (to the extent not theretofore exercised); provided, however, that the Committee shall not have the authority to accept the surrender or cancellation of any Options and any SARs that relate to such Options outstanding hereunder (to the extent not theretofore exercised) and grant new Options and any SARs that relate to such new Options hereunder in substitution therefore (to the extent not theretofore exercised) at an Exercise Price that is less than the Exercise Price of the Options surrendered or canceled. The foregoing shall not limit any adjustments made under Section 4.4 of the Plan. Notwithstanding the provisions of this Section 17.2, no modification of an Award shall, without the consent of the Participant, impair any rights or obligations under any Awards theretofore granted under the Plan.

18.	Miscellaneous.
      18.1     No Individual Rights. No person shall have any claim or right to be granted an Award under the Plan, or having been selected as a Participant for one Award, to be so selected again. Neither the establishment of the Plan nor any amendments thereto, nor the granting of any Award under the Plan, shall be construed as in any way modifying or affecting, or evidencing any intention or understanding with respect to, the terms of the employment of any Participant with the Company or any of its Subsidiaries.
      18.2     Multiple Awards. Subject to the terms and restrictions set forth in the Plan, a Participant may hold more than one Award.
      18.3     Written Notice. As used herein, any notices required hereunder shall be in writing and shall be given on the forms, if any, provided or specified by the Committee. Written notice shall be effective upon actual receipt by the person to whom such notice is to be given; provided, however, that in the case of notices to Participants and their transferees, heirs, legatees and legal representatives, notice shall be effective upon delivery if delivered personally or three business days after mailing, registered first class postage prepaid to the last known address of the person to whom notice is given. Written notice shall be given to the Committee and the Company at the following address or such other address as may be specified from time to time:

The Shaw Group Inc.
4171 Essen Lane
Baton Rouge, Louisiana 70809
Attention: Secretary

18.4 Unfunded Plan. The Plan shall be unfunded and shall not create (and shall not be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant. To the extent any person holds any obligation of the Company by an Award granted under the Plan, such obligation shall merely constitute a general unsecured liability of the Company and accordingly, shall not confer upon such person any right, title or interest in any assets of the Company.
      18.5     Applicable Law; Severability. The Plan shall be governed by and construed in all respects in accordance with the laws of the State of Louisiana. If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

APPENDIX C
THE SHAW GROUP INC.
2005 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN
(as adopted by the Board of Directors effective January 6, 2005, subject to approval of the shareholders at the 2006 Annual Meeting of the Shareholders)

1.	Purpose of the Plan.
      This 2005 Non-Employee Director Stock Incentive Plan (the “Plan”) is intended to assist The Shaw Group Inc. (the “Company”) in attracting and retaining highly qualified and experienced persons, who are not officers or employees of the Company or any of its subsidiaries or affiliates, for service as directors of the Company by providing such directors with a proprietary interest in the Company’s success through the grant to such directors of Phantom Stock Awards (as described in Section 6 hereof) and nonqualified stock options (the “Options”) (collectively, “Awards”) to acquire shares of the common stock, no par value per share, of the Company (the “Shares”).
      The Plan as set forth herein constitutes an amendment and restatement of The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan (the “1996 Plan”) previously adopted by the Company, and, subject to approval by the Company’s shareholders as provided in Section 11 below, shall supersede and replace in its entirety the 1996 Plan.

2.	Participation.
      Each member of the Company’s Board of Directors (the “Board”) who is not, and who has not been during the one-year period immediately preceding the Effective Date (as defined below), or the date the director is first elected to the Board, whichever is later, an officer or employee of the Company or of any of its subsidiaries or affiliates (each, an “Eligible Director”) shall be eligible to participate in the Plan.

3.	Administration of Plan.
      The Plan shall be administered, construed and interpreted by a committee (the “Committee”) which shall be comprised of one or more members of the Board appointed by the Board, who are not eligible under Section 2 hereof to receive grants of Awards under the Plan. The Committee shall prescribe the form of Award agreement to be used to evidence grants of Awards under the Plan, consistent with the terms of the Plan and all applicable laws and regulations, including, without limitation, Rule 16b-3 (or successor provision) promulgated by the Securities and Exchange Commission.

4.	Shares Subject to the Plan; Fair Market Value.
      (a) Maximum Shares. The number of Shares which are hereby reserved for purposes of the Plan shall be, in the aggregate, 300,000 Shares, subject to further adjustment as provided in Section 4(b) hereof. Shares issued under the Plan may be either authorized but unissued Shares or Shares which have been or may be reacquired by the Company, including treasury shares. Any Shares released upon forfeiture of an Award shall again be available for grants of future Awards under the Plan.
      (b) Adjustments in Event of Changes in Capitalization. In the event that the Shares are changed into or exchanged for a different kind or number of shares of stock or securities of the Company as the result of any stock dividend, stock split, combination of shares, exchange of shares, merger, consolidation, reorganization, recapitalization or other change in capital structure of the Company (each, a “Capitalization Change”), then the number of Shares subject to this Plan and the number of Shares subject to Awards previously granted hereunder shall be equitably adjusted by the Committee to prevent the dilution or enlargement of such previously granted Awards, and any new stock or securities into which the Shares are changed or for which they are exchanged shall be substituted for the Shares subject to this Plan and to Awards granted hereunder; provided, however, that fractional shares may be deleted from any such adjustment or substitution. There shall be no such equitable adjustment for the number of Shares subject to Awards in the event the effective date of the Capitalization Change occurs prior to the grant of the Award.
      (c) Fair Market Value. The term “Fair Market Value” means the fair market value of a Share as determined in good faith by the Committee in the following manner:

(i) If the Shares are then listed on any national or regional stock exchange or traded in the over-the-counter market and prices are quoted on the NASDAQ National Market, the Fair Market Value shall be the last quoted sales price of a Share on the date in question, or if there are no reported sales on such date, on the last preceding date on which sales were reported;

(ii) If the Shares are not so listed or quoted, then the Fair Market Value shall be the mean between the bid and ask prices quoted by a market maker or other recognized specialist in the Shares at the close of the date in question; or

(iii) In the absence of either of the foregoing, the Fair Market Value shall be determined by the Committee in its absolute discretion after giving consideration to the book value, the revenues, the earnings history and the prospects of the Company in light of market conditions generally.
The Fair Market Value determined in such manner shall be final, binding and conclusive on all parties.

5.	Options Granted Under the Plan.
      (a) Option Grants.

(i) As of the date of the annual meeting of the shareholders of the Company in each year that the Plan is in effect, beginning with the 2005 annual meeting, each Eligible Director who is elected to the Board or re-elected to the Board at such meeting shall be granted an Option to acquire a number of Shares equal to the product of: (i) .5 and (ii) the quotient of 75,000 divided by the Fair Market Value of a Share on the date of such annual meeting, with any fractional Share being rounded up to the next whole Share. Each Option granted pursuant to this Section 5(a)(i) shall be referred to in the Plan as an “Annual Option.”

(ii) As of the date of the 2005 annual meeting of the shareholders of the Company, each Eligible Director who is elected to the Board or re-elected to the Board at such meeting, shall be granted an Option pursuant to the terms of Section 5(a)(i) or 5(a)(ii) under the 1996 Plan as if the 1996 Plan was still in effect on the Effective Date. Each Option granted pursuant to this Section 5(a)(ii) shall be referred to in the Plan as a “1996 Option.”

(iii) The price at which Shares may be acquired pursuant to each Option (the “Exercise Price”) shall be the Fair Market Value of the Shares, as defined in Section 4(c) hereof, as of the date such Option is granted.
      (b) Exercise Rights.

(i) Each Annual Option shall be fully exercisable one year after the date of grant.

(ii) Each 1996 Option shall be fully exercisable on the date of the 2006 annual meeting of the shareholders of the Company if this amendment and restatement of the Plan is not approved by an affirmative vote of a majority of the total voting power present in person or represented by proxy at such meeting. If this amendment and restatement of the Plan is approved at such meeting, then the 1996 Options shall be automatically forfeited unexercised on such date.

(iii) Once vested, each Option (or vested portion thereof) shall be fully exercisable, and shall remain exercisable for a period of ten years from the date such Option is granted, at which time any unexercised portion of the Option shall terminate. In the event that the optionee ceases to be a member of the Board prior to the vesting of the Option (or applicable portion thereof), the Option (or the unvested portion thereof) shall be forfeited.

      (c) Exercise of Options. Subject to Section 5(b), an Option may be exercised with respect to all or part of the Shares covered by the Option, but in no event with respect to less than 100 Shares, unless the exercise relates to all Shares covered by the Option at the date of exercise. Options may be exercised by delivery of a signed written notice to the Company, which notice shall state the election to exercise the Option and the number of whole Shares in respect to which it is being exercised, together with payment in full of the Exercise Price, which payment shall be made either (i) in cash (by a certified check, bank draft or money order); (ii) with the consent of the Committee, by constructively delivering Shares already owned by the optionee valued at Fair Market Value; (iii) with the consent of the Committee, by irrevocably authorizing a third party to sell Shares (or a sufficient portion thereof) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sales proceeds to pay the entire Exercise Price; or (iv) by a combination of the foregoing forms of payment. Notice of exercise and payment of the Exercise Price shall be delivered to the Company at the following address:

The Shaw Group Inc.
4171 Essen Lane
Baton Rouge, La 70809
Attn: Secretary

6.	Phantom Stock Awards Granted Under the Plan.
      (a) Phantom Stock Awards. Phantom Stock Awards are rights to receive Shares. As of the date of the annual meeting of the shareholders of the Company in each year that the Plan is in effect, beginning with the 2005 annual meeting, each Eligible Director who is elected to the Board or re-elected to the Board at such meeting shall be granted a Phantom Stock Award with rights to receive a number of Shares equal to the product of: (i) .5 and (ii) the quotient of 75,000 divided by the Fair Market Value of a Share on the date of such annual meeting, with any fractional Share being rounded up to the next whole Share.
      (b) Award Period. Each Phantom Stock Award shall vest one year after the date of grant.
      (c) Payment. Upon vesting of a Phantom Stock Award, the holder of a Phantom Stock Award shall be entitled to receive a number of Shares equal to the number of Phantom Stock shares then vesting.
      (d) Termination of Award. In the event that the Eligible Director ceases to be a member of the Board prior to the vesting of the Phantom Stock Award (or applicable portion thereof), the Phantom Stock Award (or the unvested portion thereof) shall be automatically forfeited unpaid.

7.	Restrictions on Transfers.
      (a) Limitations on Transfer. Except as provided by the Committee, no Award granted under the Plan may be assigned, encumbered or transferred, except (i) by will or the laws of descent and distribution or (ii) pursuant to a qualified domestic relation order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act or the rules thereunder. The Committee shall have the discretionary authority to grant Options that would be transferable to members of an Eligible Director’s immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. For purposes of Section 5(c), a transferred Option may be exercised by the transferee to the extent that the Eligible Director would have been entitled had the Option not been transferred.
      (b) Government Regulations. This Plan and Awards granted under the Plan are subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including without limitation “no action” positions of the Securities and Exchange Commission) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Awards may be granted, satisfied, or exercised under the Plan unless and until all applicable legal requirements have, in the opinion of counsel to the Company, been complied with. In connection with any Shares issued pursuant to Awards, the person acquiring such Shares shall, if requested by the Company, give assurances satisfactory to counsel to the

Company in respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange or NASDAQ Stock Market, as applicable, on which Shares may then be listed and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

8.	Termination.
      The Plan shall terminate automatically on the tenth anniversary of the Effective Date (as defined in Section 11), and the Board may suspend or terminate the Plan at any earlier time. Upon termination of the Plan, no additional Awards shall be granted under the Plan; provided, however, that the terms of the Plan shall continue in full force and effect until all Options granted under the Plan have been exercised or expired and all Phantom Stock Awards have been satisfied or expired.

9.	Amendment.
      (a) The Plan. The Board of Directors may amend the Plan from time to time in its sole discretion, provided that, unless the requisite approval of shareholders is obtained, no amendment shall be made to the Plan if such amendment would (i) increase the number of Shares available for issuance under the Plan or increase the limits applicable to Awards under the Plan, in each case, except as provided in Section 4(b); (ii) lower the Exercise Price of an Option below 100% of the fair market value of one share on the date of grant, except as provided in Section 4(b); (iii) remove the repricing restriction set forth in Section 9(b); or (iv) require shareholder approval pursuant to applicable federal, state or local law or under rules of the New York Stock Exchange, if the Shares are then listed on such exchange. No amendment shall adversely affect the rights of any Eligible Director under any Award theretofore made under the Plan, without the Eligible Director’s consent.
      (b) Awards. Notwithstanding any provision of the Plan to the contrary, the Committee shall not have the authority to accept the surrender or cancellation of any Options that relate to such Options outstanding hereunder (to the extent not theretofore exercised) and grant new Options that relate to such new Options hereunder in substitution therefore (to the extent not theretofore exercised) at an Exercise Price that is less than the Exercise Price of the Options surrendered or canceled. The foregoing shall not limit any adjustments made under Section 4(b) of the Plan.

10.	Indemnification.
      In addition to such other rights of indemnification as they may have, the members of the Committee and the officers and employees of the Company who may take actions relating to the Plan shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member, officer or employee is liable for gross negligence or willful misconduct in the performance of his duties, provided that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member, officer or employee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

11.	Effective Date; Shareholder Approval.
      The 1996 Plan was effective on the date provided therein. This amendment and restatement of the 1996 Plan shall have an Effective Date of January 24, 2005, subject to receipt of the approval of the Plan by the affirmative vote of a majority of the total voting power present in person or represented by proxy at the 2006 annual meeting of the shareholders of the Company at which the Plan is considered. All Awards granted prior to such shareholder approval shall be subject to receipt of such approval and may not be exercised or become vested or payable prior to receipt of such approval. If such shareholder approval is not received, all such Awards (except the 1996 Options) shall automatically terminate on such date, this amendment and restatement shall be void ab initio, and the 1996 Plan shall continue in effect as if this amendment and restatement had not occurred, and any options previously granted under the 1996 Plan shall continue in effect under the terms of the grant; provided, further, that thereafter options may continue to be granted pursuant to the terms of the 1996 Plan, as in effect prior to this amendment and as may be otherwise amended hereafter; provided further, that the grant of the 1996 Options hereunder shall be deemed to have been granted under Sections 5(a)(i) and 5(a)(ii) of the 1996 Plan at the 2005 annual meeting of the shareholders of the Company and such 1996 Options shall be subject to the terms of the 1996 Plan.

THE SHAW GROUP INC. 4171 Essen Lane Baton Rouge, Louisiana 70809
THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS
Shareholders are requested to confirm to the Company how many of the shares they own as of December 1, 2005 were beneficially owned on or before December 1, 2001, entitling such shareholder to five votes per share, and how many were acquired after December 1, 2001, entitling such shareholder to one vote per share. IF NO CONFIRMATION OF BENEFICIAL OWNERSHIP IS RECEIVED FROM A SHAREHOLDER AT LEAST THREE (3) BUSINESS DAYS PRIOR TO THE ANNUAL MEETING, IT WILL BE DEEMED BY THE COMPANY THAT BENEFICIAL OWNERSHIP OF ALL SHARES WAS EFFECTED AFTER DECEMBER 1, 2001, AND THAT THE SHAREHOLDER WILL BE ENTITLED TO ONE VOTE FOR EACH SHARE. If a shareholder provides incorrect information, he or she may provide correct information at any time at least three (3) business days prior to the date of the Annual Meeting.
INSTRUCTIONS: This proxy, signed and dated, must be returned for your shares to be represented at the Annual Meeting. To vote, please mark the appropriate box for each proposal in blue or black ink, date and sign this proxy exactly as your name appear(s) hereon. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full title.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
▼ FOLD AND DETACH HERE ▼

THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints J.M. Bernhard, Jr. and Robert L. Belk, and each of them with full power of substitution, the attorney and proxy of the undersigned to attend the Annual Meeting of Shareholders of THE SHAW GROUP INC. to be held at The Shaw Center for the Arts, 100 Lafayette Street, Baton Rouge, Louisiana, at 9:00 a.m. on January 27, 2006, or any postponement or adjournment thereof, and to vote all shares of common stock held of record by the undersigned on December 1, 2005, with all powers the undersigned would possess if present upon the following matters and upon any other business that may properly come before the meeting or any postponement or adjournment thereof. The Board of Directors recommends a vote for the following items:

1. ELECTION OF DIRECTORS:	☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY
		(except as marked to the contrary below).		to vote for all nominees listed below.
(Instruction: To Withhold the authority to vote for any individual nominee, mark the box next to that nominee’s name below.)
Name of Nominee:

☐ J.M. Bernhard, Jr.	☐ James F. Barker	☐ L. Lane Grigsby	☐ Daniel A. Hoffler	☐ David W. Hoyle

☐ Albert D. McAlister	☐ Charles E. Roemer, III	☐ John W. Sinders, Jr.
2.	To ratify the appointment of Ernst & Young LLP as the independent auditors for The Shaw Group Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	To approve an amendment to The Shaw Group Inc. 2001 Employee Incentive Compensation Plan to increase by 4,000,000 the number of shares of the Company’s no par value common stock reserved for issuance thereunder.

☐ FOR	☐ AGAINST	☐ ABSTAIN

▼ FOLD AND DETACH HERE ▼

4.	To approve the 2005 Non-Employee Director Stock Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN
5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, IT IS THE INTENTION OF THE PROXIES TO VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.
I PLAN TO ATTEND MEETING ☐

Dated:		, 2006

(Signature)

(Signature)

Sign this proxy exactly as your name appear(s) hereon. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full title.